SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(A) Of The Securities Exchange Act Of
1934)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Under Rule 14a-12)

                                   Cosi, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

(Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

            Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(3) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(4) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

--------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

(3) Filing Party:

--------------------------------------------------------------------------------

(4) Date Filed:

--------------------------------------------------------------------------------

                                   COSI, INC.
                              242 WEST 36TH STREET
                            NEW YORK, NEW YORK 10018

                                 April 20, 2004

Dear Fellow Stockholder:

      You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Cosi, Inc. ("Cosi" or the "Company"), which will be held on May 17, 2004, commencing at 10:00 a.m. local time, at 100 Maiden Lane, New York, New York 10038.

      At the annual meeting, you will be asked to consider and vote upon the election of three directors, to ratify the appointment of Ernst & Young LLP as our external auditors and to approve an amendment to our stock incentive program for non-employee directors that would enable us to award shares of common stock to non-employee directors as part of their compensation for serving on the Board of Directors.

      Each of these proposals is more fully described in the notice of meeting and Proxy Statement that follows.

      We hope that you will find it convenient to attend in person. Whether or not you expect to attend, please promptly date, sign and mail the enclosed proxy in the return envelope provided to ensure your representation at the Annual Meeting and the presence of a quorum. If you do attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.

      A copy of the Company's Annual Report to Stockholders, which includes a copy of the Company's Form 10-K for the fiscal year ended December 29, 2003, is being provided to each of the Company's stockholders with this Proxy Statement. Additional copies may be obtained by writing to Cosi, Inc., 242 West 36th Street, New York, New York 10018, Attention: Secretary.

      On behalf of the officers, directors and employees of Cosi, I would like to express the Company's appreciation for your continued support.

                                   Sincerely,

                                       By: /s/ William D. Forrest
                                          --------------------------------------
                                          Name:    William D. Forrest
                                          Title:   Executive Chairman

                                   COSI, INC.
                              242 WEST 36TH STREET
                            NEW YORK, NEW YORK 10018

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 2004

To the Stockholders of Cosi, Inc.:

      Notice is hereby given that the Annual Meeting of Stockholders of Cosi, Inc., a Delaware corporation ("Cosi" or the "Company"), will be held on May 17, 2004, commencing at 10:00 a.m. local time, at 100 Maiden Lane, New York, New York 10038, for the following purposes:

      1. To elect three directors to serve for a three-year term expiring at the 2007 Annual Meeting of Stockholders.

      2. To consider and ratify Ernst & Young LLP as the Company's external auditors for the fiscal year ending January 3, 2005.

      3. To consider and approve the Company's Amended and Restated Cosi, Inc. Non-Employee Director Stock Incentive Plan to allow the Company to award shares of common stock to non-employee directors as part of their compensation for serving on the Board of Directors.

      4. To consider and act upon such other business as may properly come before the Annual Meeting.

      The Board of Directors has fixed the close of business on April 12, 2004 as the record date for the determination of stockholders entitled to notice of and to vote on any matters that may properly come before the Annual Meeting and at any adjournments or postponements thereof.

                                       By order of the Board of Directors,

                                       By: /s/ Mark Stickney
                                          --------------------------------------
                                          Name:    Mark Stickney
                                          Title:   Secretary

Dated:  April 20, 2004
        New York, New York

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                   COSI, INC.
                              242 WEST 36TH STREET
                            NEW YORK, NEW YORK 10018

                         ------------------------------

                                 PROXY STATEMENT

                         ------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 17, 2004

                         ------------------------------

      This Proxy Statement is furnished by the Board of Directors of Cosi, Inc., a Delaware corporation ("Cosi" or the "Company"), in connection with the solicitation of proxies for use at the 2004 Annual Meeting of Stockholders of Cosi (the "Annual Meeting"), which will be held on May 17, 2004, commencing at 10:00 a.m. local time, at 100 Maiden Lane, New York, New York 10038, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. All stockholders are entitled and encouraged to attend the Annual Meeting in person. This Proxy Statement and the accompanying Proxy Card are being mailed to stockholders of Cosi on or about April 20, 2004.

      In voting by proxy with regard to the election of directors, stockholders may vote in favor of each nominee or withhold their votes as to each nominee. In voting by proxy with regard to the other proposals, stockholders may vote in favor of the proposal or against, or may abstain from voting. All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in accordance with the directions given and, in connection with any other business that may properly come before the Annual Meeting, in the discretion of the persons named in the proxy.

      If no direction is given on a proxy with respect to a proposal, the proxy will be voted FOR the slate of directors described herein; FOR the ratification of Ernst & Young LLP and FOR the approval of the Amended and Restated Cosi, Inc. Non-Employee Director Stock Incentive Plan. As to any other matter of business that may be brought before the Annual Meeting, such proxy will be voted in accordance with the judgment of the persons named in the proxy.

      A stockholder who has given a proxy may revoke it at any time before it is exercised by giving notice of revocation to the Secretary of Cosi, by submitting a proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.

                                VOTING SECURITIES

      The Board of Directors has fixed the close of business on April 12, 2004 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Holders of record of the Company's common stock as of April 12, 2004 will be entitled to one vote for each share held. On April 12, 2004, there were 26,964,954 shares of common stock outstanding and entitled to vote.

      A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the votes cast by holders of shares of common stock represented at the meeting and entitled to vote is required for the election of directors. The affirmative vote of a majority of the shares of common stock represented at the meeting and entitled to vote is required for the ratification of Ernst & Young LLP as the Company's external auditors. The affirmative vote of the majority of the votes cast by holders of shares of stock, in person or by proxy, is required for the approval of the Amended and Restated Cosi, Inc. Non-Employee Director Stock Incentive Plan.

      A stockholder who abstains from voting on any or all proposals will be included in the number of stockholders present at the meeting for the purpose of determining the presence of a quorum. Broker non-votes also will be counted for the purpose of determining the presence of a quorum. Brokers who do not receive a stockholder's instructions are entitled to vote on the election of directors and the ratification of the external auditors. A broker may not vote on the approval of the Amended and Restated Cosi, Inc. Non-Employee Director Stock Incentive Plan unless it receives voting instructions from the beneficial owner. Broker non-votes and stockholder abstentions will have no effect on the outcome of the election of directors. With respect to the other proposals before the meeting, a stockholder abstention will have the same effect as if such stockholder voted against these proposals. With respect to the ratification of the external auditors, a broker non-vote will have the same effect as a vote against this proposal. A broker non-vote will not be counted for or against the approval of the Amended and Restated Cosi, Inc. Non-Employee Director Stock Incentive Plan and will have no effect on the outcome of this proposal.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

      As of April 12, 2004, the following are the only entities (other than the Company's employees as a group) known to the Company to be the beneficial owners of more than 5% of the Company's outstanding common stock.

     Name and Address of        Shares of Common Stock   Percent of Common Stock
       Beneficial Owner           Beneficially Owned      Beneficially Owned (1)
------------------------------- ----------------------   -----------------------
Richard W. Shea, Jr. ..........      1,618,821 (2)               6.0%
  c/o Vardon Capital
  Management, LLC
  150 East 52nd Street, 2nd
  Floor New York, New York
  10022
William D. Forrest ............      1,765,971 (3)               6.5%
  c/o Cosi, Inc.
  242 West 36th Street
  New York, New York 10018
LJCB Nominees Pty. Ltd. .......      1,941,709 (4)               7.1%
  61 Collins Street
  Melbourne, Australia  3000
Eric J. Gleacher ..............      1,982,429 (5)               7.3%
  Gleacher Partners, LLC
  660 Madison Avenue
  New York, New York 10021
ZAM Holdings, L.P. ............      5,034,220 (6)              18.4%
  c/o PBK Holdings, Inc.
  283 Greenwich Avenue
  Greenwich, Connecticut 06830

------------

(1) Ownership percentage is based on 26,964,954 shares of common stock outstanding as of April 12, 2004.

(2) A Schedule 13G was filed with the SEC on April 1, 2004 on behalf of Vardon Capital, LLC, a Delaware limited liability company ("VC"), Vardon Capital Management, LLC, a Delaware limited liability company ("VCM") and Richard
      W. Shea, Jr., the sole principal of Vardon Capital, LLC and Vardon Capital Management, LLC ("Shea"). According to the Schedule 13G, VC, VCM and Shea collectively beneficially own 1,564,821 shares of common stock, with shared voting and shared dispositive power over 1,564,821 shares. In addition, Shea is a portfolio manager of a separately managed account and, as such, he beneficially owns an addition 54,000 shares of common stock, with shared voting and dispositive power.

(3) Includes 87,500 shares of common stock issuable upon exercise of outstanding options at an exercise price of $2.85 pursuant to the February 9, 2004 addendum to Mr. Forrest's employment agreement. 1,156,407 shares are restricted stock issued to Mr. Forrest pursuant to an employment agreement dated June 26, 2003. Such shares represent compensation to Mr. Forrest for serving as Executive Chairman of the Company. 25% of the shares became fully vested upon issuance. An additional 25% vested on April 1, 2004. As long as the agreement remains in effect on the last day of each month, commencing with April 2004 and ending with March 2006, 2.08% of the shares will fully vest on each such date. An additional 522,064 shares of restricted stock were granted to Mr. Forrest in accordance with his employment agreement in connection with the Company's rights offering, which are held by Forrest Family LLC.

(4) Includes 296,919 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $6.00. LJCB Nominees Pty. Ltd. is a Barre Trustee for certain holders, including Kafig Pty. Ltd., and does not hold any shares directly.

(5) Includes (i) 202,152 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $6.00, (ii) 20,507 shares of common stock owned by Mr. Gleacher's wife, Anne, and (iii) 16,404 shares of common stock owned by Mr. Gleacher's children.

(6)   ZAM Holdings, L.P. ("ZAM"), a Delaware limited partnership, filed a
      Schedule 13G with the SEC on December 31, 2003, on behalf of ZAM, PBK Holdings, Inc., a Delaware corporation ("PBK"), and Philip B. Korsant ("Korsant"). According to the Schedule 13G, ZAM, PBK and Korsant collectively beneficially own 5,034,220 shares of common stock, with shared voting and shared dispositive power over 5,034,220 shares. Includes
      (i) 439,710 shares of additional common stock issuable upon exercise of outstanding warrants at an exercise price of $6.00 and (ii) 21,430 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $0.01 per share.

      The determination that there were no other persons, entities or groups known to the Company to beneficially own more than 5% of the Company's common stock was based on a review of the Company's internal records and of all statements filed with respect to the Company since the beginning of the past fiscal year with the Securities and Exchange Commission (the "SEC") pursuant to
Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.

Security Ownership of Management

      The following table sets forth certain information regarding ownership of common stock as of April 12, 2004, by (i) each of the members of the Company's Board of Directors, (ii) each of the Company's executive officers named in the "Summary Compensation Table" under "Executive Compensation" below and (iii) all directors and executive officers of the Company as a group. All shares were owned directly with sole voting and investment power unless otherwise indicated.

                              Shares of Common Stock    Percent of Common Stock
          Name(1)               Beneficially Owned       Beneficially Owned(2)
--------------------------- -------------------------- -------------------------
Kevin Armstrong                      225,000 (3)               *

William D. Forrest                 1,765,971 (4)               6.5%

Gilbert Melott                        25,714 (5)               *

Mark Stickney                         77,777 (6)               *

Jay Wainwright (7)                   500,935 (8)               1.8%

Charles Gray (9)                          --                   --

Terry Diamond                        816,080 (10)              3.0%

Creed L. Ford, III                   268,908                   1.0%

Eli Cohen                                 --                   --

Mark Demilio                              --                   --

Edna Morris                               --                   --

Garry Stock                           46,848 (11)              *

Andy Stenzler (12)                   306,860 (13)              1.1%

All current directors and
executive officers as a
group (13 persons)(14)             4,001,307                  14.2%

------------

*     Represents less than 1%.

(1) Each person listed in the table is or was a director or named executive officer of the Company, with an address at c/o Cosi, Inc., 242 West 36th Street, New York, New York 10018.

(2) Ownership percentages are based on 26,964,954 shares of common stock outstanding as of April 12, 2004. With respect to each person, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of outstanding shares at such date and the number of shares such person has the right to acquire upon exercise of options or warrants that are currently exercisable or are exercisable on or before June 11, 2004.

(3) Represents 225,000 shares of common stock issuable upon exercise of outstanding options at an exercise price of $1.77 per share.

(4) Includes 87,500 shares of common stock issuable upon exercise of outstanding options at an exercise price of $2.85 pursuant to the February 9, 2004 addendum to Mr. Forrest's employment agreement. 1,156,407 shares are restricted stock issued to Mr. Forrest pursuant to an employment agreement dated June 26, 2003. Such shares represent compensation of Mr. Forrest for serving as Executive Chairman of the Company. 25% of such shares became fully vested upon issuance. An additional 25% of the shares vested on April 1, 2004. As long as the agreement remains in effect on the last day of each month, commencing with April 2004 and ending with March 2006, 2.08% of the shares will fully vest on each such date. An additional 522,064 shares of restricted stock were granted to Mr. Forrest in accordance with his employment agreement in connection with the Company's rights offering, which are held by Forrest Family LLC.

(5) Represents 25,714 shares of common stock issuable upon exercise of outstanding options at an exercise price of $2.14 per share.

(6) Includes 77,777 shares of common stock issuable upon exercise of outstanding options at an exercise price of $2.26 per share.

(7) Mr. Wainwright served as interim Chief Executive Officer of the Company effective from January 31, 2003 to July 7, 2003 and served as a director until August 18, 2003. Mr. Wainwright currently serves as Vice President of Concept Development.

(8) Includes 403,283 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $2.12 per share.

(9)   Mr. Gray resigned as Vice President of Information Systems in January
      2004.

(10) Includes (i) 699,593 shares of common stock owned by Talon Opportunity Fund, L.P. (Mr. Diamond is the Managing Member of Talon Opportunity Fund, L.P.'s General Partner, Talon Partnership Management, LLC), (ii) 71,076 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $6.00 per share owned by Talon Opportunity Fund, L.P., (iii) 12,605 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $14.88 per share owned by Talon Opportunity Fund, L.P., (iv) 6,463 shares of common stock owned by Mr. Diamond's wife, (v) 14,215 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $6.00 per share owned by Mr. Diamond's wife, (vi) 7,108 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $6.00 owned by the Diamond Family Foundation.

(11) Includes (i) 1,144 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $6.00 per share and
      (ii) 32,786 shares of common stock owned by Cordie Super-Annuation Fund (the "Fund") (Mr. Stock is a director of the Fund's trustee, Chamanda Pty. Ltd.).

(12) Mr. Stenzler resigned as Chairman and Chief Executive Officer of the Company on January 31, 2003.

(13) Includes (i) 314 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $0.01 per share and
      (ii) 186,774 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $12.25 per share.

(14) These 13 persons include all current directors and executive officers detailed under "Information About the Nominees, the Continuing Directors and Executive Officers" below.

                              CORPORATE GOVERNANCE

Board of Directors

      The Board of Directors (the "Board") is divided into three classes serving staggered three-year terms.

      The Board held nine regularly scheduled board meetings in 2003. All directors attended 75% or more of the board meetings during the time period in which they were directors except for Creed Ford and Greg Woolley. Each director attended 75% or more of the regularly scheduled board committee meetings on which such director served during 2003. In addition, beginning this year, the Board encourages all of its directors to attend the Company's Annual Meetings. Two directors attended the 2003 Annual Meeting.

Independence

      The Board has affirmatively determined that six of its eight directors, including all members of the Audit, Compensation and Nominating/Corporate Governance Committees, are "independent" as defined by the listing standards of The Nasdaq Stock Market and all applicable rules and regulations of the SEC. The six independent directors are Eli Cohen, Mark Demilio, Terry Diamond, Creed Ford, Edna Morris and Garry Stock.

Executive Sessions

      The independent directors will meet without any management directors or employees present at least twice each year in executive sessions. Eli Cohen will serve as the presiding director to chair and facilitate all executive sessions.

Corporate Governance Principles

      The Board adopted Corporate Governance Principles that, along with the charters of the Board committees, provide the framework for the governance of the Company. The Board's Nominating/Corporate Governance Committee is responsible for overseeing and reviewing the Corporate Principles from time to time, and recommending any proposed changes to the Board for approval. The Corporate Governance Principles are available on the Company's website at www.getcosi.com.

Board Committees

      The Board has three committees: Audit, Compensation and Nominating/Corporate Governance. The membership of the committees as of April 2004 and the function of each Committee are described below.

                                                            Nominating/Corporate
                                           Compensation          Governance
      Director       Audit Committee(1)    Committee(2)         Committee(3)
--------------------------------------------------------------------------------
William D. Forrest
Kevin Armstrong
Eli Cohen                                        X                   X
Mark Demilio                 X
Terry D. Diamond                                 X
Creed Ford                   X                                       X
Edna Morris                                      X                   X
Garry Stock                  X

(1) During fiscal 2003, the Audit Committee was comprised of Creed Ford, Jeffrey Stork and Greg Woolley. Messrs. Stork and Woolley resigned in April 2004. Mark Demilio was appointed to the Audit Committee as an "audit committee financial expert" and was named Chairman in April 2004.

(2) During fiscal 2003, the Compensation Committee was comprised of Ian McKinnon and Jeffrey Stork. Mr. McKinnon resigned in January 2004. Mr. Stork resigned in April 2004. Mr. Cohen was appointed to the Board and to the Compensation Committee in January 2004. Ms. Morris and Mr. Diamond were appointed to the Compensation Committee in April 2004.

(3) During fiscal 2003, the Nominating Committee was comprised of Mr. Ford and Mr. Stork. Mr. Stork resigned in April 2004. Ms. Morris and Mr. Cohen were appointed to the Nominating/Corporate Governance Committee in April 2004.

      Audit Committee. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements. The functions of the Audit Committee include, without limitation, (i) responsibility for the appointment, compensation, retention and oversight of the Company's auditors, (ii) review and pre-approval of all auditing and non-audit services provided to the Company by the outside auditor, other than as may be allowed by applicable law and (iii) review of the annual audited and quarterly consolidated financial statements. The Company's Amended and Restated Audit Committee Charter, which describes all of the committee's responsibilities, is attached hereto as Exhibit A and is posted on the Company's website.

      The Audit Committee has procedures in place to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by anyone of concerns regarding questionable accounting or auditing matters.

      The current members of the Audit Committee are Messrs. Demilio, Ford and Stock. The Board has determined that each member is able to read and understand fundamental financial statements. In addition, Mr. Demilio qualifies as an "audit committee financial expert" within the meaning of the SEC regulations and has therefore been named Chairman of the Audit Committee.

      The Audit Committee met six times in 2003. The Audit Committee Report appears on page 17.

      Compensation Committee. The principal functions of the Compensation Committee include, without limitation, (i) annually evaluating the performance of the Executive Chairman and the Chief Executive Officer, (ii) reviewing and approving the compensation of the Executive Chairman and the Chief Executive Officer, (iii) reviewing and approving the compensation of all other senior executives and (iv) implementing incentive programs, including the Company's stock incentive plans. The Company's Compensation Committee Charter, which describes all of the committee's responsibilities, is attached hereto as Exhibit B and is posted on the Company's website.

      The current members of the Compensation Committee are Ms. Morris and Messrs. Cohen and Diamond. The Compensation Committee met two times in 2003. The Report of the Compensation Committee on Executive Compensation appears on page 27.

      Nominating/Corporate Governance Committee. The functions of the Nominating/Corporate Governance Committee include, without limitation,
(i) establishing the Board of Director Candidate Guidelines and the Corporate Governance Principles, (ii) identifying and nominating individuals qualified to become directors, (iii) considering all recommendations of director candidates made by eligible stockholders and (iv) monitoring and recommending the functions of the Board committees. The Company's Nominating/Corporate Governance Committee Charter, which describes all of the committee's responsibilities, is attached hereto as Exhibit C and is posted on the Company's website.

      The members of the Nominating/Corporate Governance Committee are Ms. Morris and Messrs. Cohen and Ford. The Nominating/Corporate Governance Committee did not meet in fiscal 2003, as the full Board of Directors performed the Nominating Committee's functions during that period.

      Compensation of Directors

      The Board approved a new compensation program for non-employee directors, which went into effect in April 2004, in order to attract and retain qualified director candidates. For their services, non-employee directors will receive
(i) an annual fee of $10,000, (ii) $2,000 for each Board meeting attended,
(iii) $1,000 for each telephonic conference in which the non-employee director participates and (iv) an annual grant of shares of common stock having a value equal to $25,000 on the date of grant, subject to stockholder approval of the Amended and Restated Cosi, Inc. Non-Employee Director Stock Incentive Plan described in Proposal III. The Chairman of the Audit Committee will receive an annual fee of $10,000 in addition to the above compensation. Directors will also be reimbursed for out-of-pocket expenses incurred in connection with their service as directors. Directors who serve either as the Company's officers or employees or as officers or employees of any of its subsidiaries will not receive any additional compensation for their services as directors.

Stockholder Communications

      Stockholders and other parties interested in communicating directly with the Board may do so by writing to a specific director, including the Presiding Director, or to the whole Board, care of the Secretary. The Company's Secretary will distribute any security holder communications received, as defined by the rules and regulations of the SEC, to the director(s) to whom the letter is addressed or to all of the directors if addressed to the entire Board. The following is the address to which stockholders should send such communications: Cosi, Inc., c/o Secretary, 242 West 36th Street, New York, NY 10018.

Code of Conduct and Ethics

      All directors, officers and employees must act ethically at all times and in accordance with the Company's Code of Conduct and Ethics. This code satisfies the definition of "code of ethics" under the rules and regulations of the SEC and is available on the Company's website at www.getcosi.com.

                               NOMINATION PROCESS

Role of the Nominating/Corporate Governance Committee

      The Nominating/Corporate Governance Committee (the "Committee") identifies individuals that the Committee believes are qualified to become directors in accordance with the Board of Director Candidate Guidelines, attached hereto as Exhibit D. Candidates are reviewed in the context of the current composition of the Board, the operating requirements of the Corporation and the long-term interests of the Corporation's stockholders and are evaluated for their character, judgment, business experience and acumen. Pursuant to the Board of Director Candidate Guidelines, the Committee will consider and evaluate director candidates based upon certain minimum qualifications as set forth in Exhibit D hereto.

      After identifying the qualified individuals and conducting interviews, as appropriate, the Committee will recommend the selected individuals to the Board. In the event there is a vacancy on the Board between such stockholders' meetings, the Committee will recommend one or more of the qualified individuals for appointment to the Board.

      The Committee may retain a director search firm to help the Committee identify qualified director nominees.

Candidates Proposed by Stockholders for Consideration by the Nominating
Committee

      The Committee has a policy to consider recommendations for director candidates submitted by stockholders. A stockholder recommending an individual for consideration by the Committee must provide (i) evidence in accordance with Rule 14a-8 of compliance with the stockholder eligibility requirements, (ii) the written consent of the candidate(s) for nomination as a director, (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director and (iv) all information regarding the candidate(s) and the security holder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board, including, without limitation, name, age, business and residence address and principal occupation or employment during the past five years. Stockholders should send the required information to: Cosi, Inc., c/o Secretary, 242 West 36th Street, New York, NY 10018.

      In order for a recommendation to be considered by the Committee for the 2005 Annual Meeting of Stockholders, the Secretary must receive the recommendation no later than 5 p.m.

local time on December 15, 2004. Such recommendations must be sent via registered, certified or express mail (or other means that allows the stockholder to determine when the recommendation was received by the Company). The Secretary will send properly submitted stockholder recommendations to the Committee for consideration at a future Committee meeting. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration as other individuals evaluated by the Committee.

Stockholder Nominations

      In addition, the Company's Amended and Restated By-laws (the "By-lays) permit stockholders to nominate directors at an annual meeting of stockholders or at a special meeting at which directors are to be elected in accordance with the notice of meeting. Stockholders intending to nominate a person for election as a director must comply with the requirements set forth in the Company's By-laws, which were filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the period ended December 30, 2002 and can also be obtained, without charge, upon written request to the Company's Secretary, whose address is: Cosi, Inc., c/o Secretary, 242 West 36th Street, New York, NY 10018. The By-laws require, without limitation, that the Company receive written notification from the record stockholder containing the information described in the section above and any other information required by the By-laws no earlier than December 20, 2004 nor later than January 17, 2005.

I.    ELECTION OF DIRECTORS

      The Company's By-laws provide that the Company's Board of Directors will consist of not less than three members, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of all directors of the Company. Following this annual meeting there will be eight members on the Board of Directors, which is divided into three classes. Directors in each class are elected for three-year terms in staggered years.

      The terms of Kevin Armstrong, Mark Demilio and Creed Ford expire this year. Messrs. Armstrong, Demilio and Ford have been nominated by the Board for a term of three years expiring at the 2007 Annual Meeting of Stockholders or until their successors have been duly elected and qualified. Each of Messrs. Armstrong, Demilio and Ford is presently a director of Cosi and has consented to be named as a nominee and to serve as a director if elected. Should any of the nominees be unable or unwilling to serve as a director, the enclosed proxy will be voted for such other person or persons as the Board may recommend. Management does not anticipate that such an event will occur.

Information About the Nominees, the Continuing Directors and Executive Officers

      The table below sets forth the names and ages of the directors, including the nominees, and the current executive officers of the Company, as well as the positions and offices held by such persons. A summary of the background and experience of each of these individuals is set forth below the table.

         Name               Age                Position(s) with Cosi
-----------------------    -----   ---------------------------------------------
DIRECTORS WHOSE TERMS
  EXPIRE IN 2004
Kevin Armstrong             45     President, Chief Executive Officer and
                                     Director
Mark Demilio                48     Director
Creed L. Ford, III          51     Director
CONTINUING DIRECTORS
  WHOSE TERMS EXPIRE IN
  2005:
Eli Cohen                   31     Director
William D. Forrest          43     Executive Chairman
Garry Stock                 61     Director
CONTINUING DIRECTORS
  WHOSE TERMS EXPIRE IN
  2006:
Terry Diamond               64     Director
Edna Morris                 52     Director
EXECUTIVE OFFICERS WHO
  ARE NOT DIRECTORS:
Mark Stickney               42     Chief Financial Officer, Treasurer and
                                     Secretary
Gilbert Melott              40     Executive Vice President of Operations and
                                     People
Paul Seidman                47     Vice President of Food and Beverage

Jay Wainwright              33     Vice President of Concept Development
David Winkel                53     Vice President of Marketing


      William D. Forrest, Executive Chairman. Mr. Forrest joined the Company's Board of Directors and was elected Chairman of the Board on March 31, 2003. On June 26, 2003, he was appointed Executive Chairman, an officer's position with day to day general management responsibility for the affairs of the Company. On February 9, 2004, Mr. Forrest became a full-time member of the Company's executive team to continue focusing on leveraging the Company's growth and business development potential. From March 2001 to February 2004, Mr. Forrest headed the Restructuring Group at Gleacher & Co. Mr. Forrest served as a corporate restructuring professional from 1988 to March 2001 and, in 1997, he attained the designation Certified Turnaround Professional ("CTP"). The CTP designation establishes stringent criteria for practical experience, knowledge and ethical integrity for the Corporate Renewal Industry. Prior to joining Gleacher & Co., Mr. Forrest was a Managing Director of Catterton-Forrest LLC (a division of Catterton Partners) from October 1999 to February 2001, where he was responsible for the acquisition and management of portfolio companies, focused exclusively on the troubled business space. From December 1997 to August 1999, Mr. Forrest was crisis manager/interim Chief Executive Officer for Fine Host Corporation, a $330 million publicly traded food service company, where he completed the successful turnaround by negotiating a comprehensive balance sheet restructuring utilizing a pre-negotiated Chapter 11 bankruptcy proceeding and by implementing a strategic integration plan of acquired companies for this 23-subsidiary operating company. Mr. Forrest received a Bachelor of Arts degree from Cornell University. His work has been published in the American Bankruptcy Journal and he has been a featured speaker for organizations including the Turnaround Management Association.

      Kevin Armstrong, President, Chief Executive Officer and Director. Mr. Armstrong was appointed President and Chief Executive Officer of the Company and elected to the Board of Directors on July 7, 2003. Mr. Armstrong has over 20 years of experience in the restaurant industry. From November 2000 to July 2002, Mr. Armstrong was President and Chief Operating Officer of Long John Silvers Restaurants, Inc., where he developed successful brand strategies that reversed two years of sales decline and resulted in three years of same store sales growth and profitability. Mr. Armstrong was pivotal in bringing the company out of bankruptcy, ultimately leading to its sale to YUM Brands. From August 1999 to November 2000, he was Senior Vice President and Chief Marketing Officer of Long John Silvers Restaurants, Inc. Prior to his tenure at Long John Silver's, from September 1996 to August 1999, Mr. Armstrong served as Chief Marketing Officer for Subway Franchisee Advertising Trust, an independent arm of the $3.2 billion Subway brand. There he reengineered marketing processes and reversed an 18 month negative sales and profit performance period, increasing store profitability. Mr. Armstrong also served as a consultant to PepsiCo's restaurant services division from May 1991 to September 1996, developing brand-positioning strategies for over forty diverse companies. From June 1989 to February 1991, Mr. Armstrong was responsible for both domestic and international marketing strategies at Burger King.

      Mark Stickney, Chief Financial Officer, Treasurer and Secretary. Mr. Stickney was appointed Chief Financial Officer on August 18, 2003. Mr. Stickney has over 20 years of financial management experience, 12 of which are in the area of corporate restructuring and business revitalization. He is one of the founding members of Spinglass Management Group, LLC, a consulting firm located in Portland, Maine that renders services in the areas of business reorganization and turnaround, mergers and acquisition, business start-up, litigation support, valuation, forensic accounting and representation in securing equity and debt capital. Prior to becoming the Company's Chief Financial Officer, Mr. Stickney provided business advisory and turnaround services to the Company from February 2003 through August 2003. From September 2000 to December 2002, Mr. Stickney served as the Vice President and Chief Financial Officer of Enterix, a health service company. Prior to joining Enterix, Mr. Stickney was the Vice President and Chief Financial Officer of Geiger Bros., Inc. from August 1998 to August 2000. He has also been the acting Chief Financial Officer and financial advisor in numerous business reorganization environments, including multi-unit retail and food services. Mr. Stickney began his career in public accounting and spent five years with KPMG Peat Marwick, where he earned his designation as a Certified Public Accountant. Mr. Stickney received a Bachelor of Science degree from the University of Maine, an MBA from the University of Southern Maine, and is currently a candidate for a Ph.D. in Organizational Behavior from the University of Maine.

      Gilbert Melott, Executive Vice President of Operations and People. Mr. Melott has served as the Company's Vice President of People since December 2001. From December 1995 to November 2001, Mr. Melott was Executive Director of Training and Vice President of People, Process and Education at Bennigan's. Prior to joining Bennigan's, Mr. Melott was a Division Director of Human Resources at Sheraton Holding Corporation in Boston, Massachusetts, and spent four years as Divisional Training and Development Manager at TGI Friday's. Mr. Melott is a nationally recognized expert in generational workplace studies and recipient of Industry of Choice awards for achievement in training and education. Mr. Melott received a Bachelor of Science degree in Marketing and Organizational Communication from Fordham University in 1985.

      Paul Seidman, Vice President of Food & Beverage. Mr. Seidman was appointed Vice President of Food & Beverage on September 16, 2003. Mr. Seidman has over twenty years of experience in the food service industry. From April 2001 to August 2003, he served as the Senior Vice President of Marketing and Product Development for Bertucci's Corporation, where he was responsible for the menu engineering efforts that broadened menu appeal and aided in reducing Bertucci's food cost, and garnered awards for best children's menu and best wine list Prior to joining Bertucci's, Mr. Seidman served as the Senior Vice President of Food & Beverage and Procurement at Brinker International's largest franchisee, The New England Restaurant Company, from 1996 to April 2001. During 1982 to 1996, Mr. Seidman held similar positions at the Bayport Restaurant Group, La Madeleine and the Club Corporation of America. Mr. Seidman is a graduate of the Culinary Institute of America and received a Bachelor of Science degree in Hotel and Restaurant Management from Florida International University. He is also a member of the Research Chefs Association.

      Jay Wainwright, Vice President of Concept Development. Mr. Wainwright, a founder of Cosi Sandwich Bar, Inc., served as Chairman and Chief Executive Officer of that entity from its inception in 1996 until its merger with Xando, Incorporated, in 1999. Mr. Wainwright served as interim President and Chief Executive Officer of the Company from January 31, 2003 to July 7, 2003 and as a director until August 18, 2003. He currently serves as Vice President of

Concept Development. Mr. Wainwright received a Bachelor of Arts degree from Hamilton College.

      David Winkel, Vice President of Marketing. Mr. Winkel was appointed Vice President of Marketing on September 16, 2003. Mr. Winkel has 20 years of experience in the food service and consumer goods industry including his most recent role as the Vice President of Foodservice Solutions at Synovate Research from January 2003 to September 2003. Synovate acquired Marketing Strategy & Planning Inc, in January 2003, where Mr. Winkel was the Executive Vice President of Business Development focusing on strategic marketing and consumer research consulting for clients from March 1991 to December 2002. Mr. Winkel's accomplishments include the development of the nutrition strategy at Subway and the customer satisfaction strategies at Ruby Tuesday's. Mr. Winkel was also instrumental in the approach for the value turnaround at Long John Silver's. Previously, Mr. Winkel has served as Senior Vice President of Strategy Planning at Hardee's Food Systems, Inc, where he spent 7 years, as well as in marketing roles at Imperial Tobacco Ltd, where he began his career. Mr. Winkel received his Bachelor of Arts and Master of Arts degrees in Sociology from Concordia University in Montreal, Quebec.

      Eli Cohen, Director. Mr. Cohen has been a director of the Company since January 2004. Mr. Cohen has also been employed by ZBI Equities, LLC, an investment firm based in New York and an affiliate of ZAM Holdings, L.P., the Company's largest stockholder, since April 2002. From May 2000 to April 2002, Mr. Cohen was with Accel Partners, a venture capital firm based in Palo Alto, California. Prior thereto, Mr. Cohen was employed at ZBI Equities, LLC from August 1998 to May 2000 and worked at Bain & Company, a management consultancy, from July 1994 to September 1995. Mr. Cohen also researched and co-authored The Leadership Engine, a book published by HarperCollins, and co-founded Tichy Cohen Associates, a consulting firm focused on leadership development, during September 1995 to August 1998. Mr. Cohen graduated from The University of Michigan with a degree in economics.

      Mark Demilio, Director. Mr. Demilio has been a director of the Company since April 2004. Since October 2001, Mr. Demilio has served as Executive Vice President and Chief Financial Officer of Magellan Health Services, Inc., a $1.5 billion publicly-traded managed behavioral healthcare company that manages the delivery of behavioral healthcare treatment services that are provided through its contracted network of third-party treatment providers. He served as Executive Vice President, General Counsel of that company from July 1999 to December 2000 and as Executive Vice President, Finance and Legal from December 2000 to October 2001. Prior to joining Magellan Health Services, Inc., Mr. Demilio was with Youth Services International, Inc., a publicly traded company that managed residential treatment centers for behaviorally troubled youth and behavioral treatment programs in juvenile correction facilities, serving as Executive Vice President, Business Development and General Counsel from March 1997 to June 1998 and Chief Financial Officer from June 1998 to March 1999. Prior thereto, Mr. Demilio was a partner with Miles & Stockbridge, a Baltimore, Maryland-based law firm. Mr. Demilio has also been a financial analyst for BlueCross BlueShield of Maryland (now, CareFirst) and a certified public accountant with Arthur Anderson. Mr. Demilio holds a Juris Doctor degree from the University of Maryland School of Law and a Bachelor's of Science degree in accounting from Villanova University.

      Terry Diamond, Director. Mr. Diamond, a director of the Company since February 2001, has served as Chairman of Talon Asset Management, Inc. since 1994. Talon Asset Management, Inc. is an investment management firm which manages individual investment advisory accounts and operates hedge funds and a private equity fund. Mr. Diamond has acted as a consultant and board member to many private, public and philanthropic organizations. Mr. Diamond received a Bachelor of Science degree from the University of Michigan in 1960 and a Juris Doctor degree from the University of Chicago Law School in 1963.

      Creed L. Ford, III, Director. Mr. Ford has been a director of the Company since March 1997. Mr. Ford has been Chairman and Co-Chief Executive Officer of Fired Up, Inc., the parent company of Johnny Carino's Country Italian restaurants and Gumbo's Louisiana Style I, since 1997, and the President of Ford Restaurant Group, a Chili's Grill & Bar franchisee, since 1997. From 1976 through 1997, Mr. Ford served in various capacities, including Chief Operating Officer and Director, at Brinker International, Inc. As Chief Operating Officer and Director, Mr. Ford oversaw all operations at Brinker for all of its restaurant concepts. Mr. Ford serves on the boards of Rudy's BBQ, Texas Restaurant Association Education Foundation, Texas A&M Center of Entrepreneurship, and Fired Up, Inc.

      Edna Morris, Director. Ms. Morris has been a director of the Company since April 2004. Ms. Morris also began serving as a member of the board of directors and the compensation committee of Tractor Supply Corporation, a publicly-traded company, in January 2004. From April 2002 to September 2003, Ms. Morris served as President of Red Lobster, a $2.3 billion, 675 unit casual dining seafood restaurant company (part of Darden Restaurants, a publicly-traded company). Prior to becoming the President, Ms. Morris was the Executive Vice President of Operations from December 1998 to April 2002. From 1974 through l993, Ms. Morris served in various Human Resources capacities with Cummins Engine Company and in the restaurant industry, including Executive Vice President of Human Resources and Corporate Affairs at Advantica Restaurant Group. During that time, she was President of Quincy's Family Steakhouse and led the development of a chef driven restaurant prototype. Ms. Morris is the founding President of the Women's Foodservice Forum and serves on the Boards of the Culinary Institute of America and Tractor Supply Company. She is a Phi Beta Kappa graduate of the University of South Carolina.

      Garry Stock, Director. Mr. Stock has been a director of the Company since April 2004. From 1986 to the present, Mr. Stock has been the principal and Chief Executive Officer of Garry Stock & Company, which provides advisory services to corporations based in Australia and, since 1995, in Israel. Mr. Stock has also been a director of Garry Stock Ltd. in Israel from 1994 to the present. In addition, Mr. Stock is currently the Executive Chairman of James Richardson Duty Free, the major duty free retailer in Israel's Tel Aviv Ben Gurion Airport and serves as a consultant and board member to many private business and philanthropic organizations, including LJCB Investment Group (one of Australia's leading private investment houses). From 1968 through 1986, Mr. Stock served in various senior executive capacities in the Australian business community with a strong emphasis on department store and specialty chain retailing and on consumer marketing. Mr. Stock received a Bachelor of Economics degree from Monash University in 1964 and a Masters in Business Administration from Melbourne University in 1967.

                          REPORT OF THE AUDIT COMMITTEE

      The members of the Audit Committee have been appointed by the Board of Directors. The Audit Committee is governed by a charter that has been approved and adopted by the Board of Directors and which will be reviewed and reassessed annually by the Audit Committee. The Audit Committee is comprised of three independent directors.

      The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

      The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company's systems of internal controls regarding finance, accounting, legal compliance, and ethics and (iii) the Company's auditing, accounting and financial reporting processes generally.

      Management is responsible for the preparation and integrity of the Company's financial statements. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee has received from and discussed with the external auditors their written disclosure and letter regarding their independence from the Company as required by Independence Standards Board Standard No. 1. The Audit Committee has also discussed with the external auditors the matters required to be discussed by Statement on Auditing Standards No. 61.

      Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 29, 2003.

                                       Respectfully submitted,
                                       The Audit Committee

                                       Jeffrey M. Stork*
                                       Creed L. Ford, III
                                       Greg Woolley*

* Messrs. Stork and Woolley resigned from the Board and the Audit Committee following completion of this Report of the Audit Committee. The current members of the Audit Committee are Mark Demilio, Creed Ford and Garry Stock.

                             EXECUTIVE COMPENSATION

      The following table sets forth certain summary information concerning compensation paid during 2003 by the Company to or on behalf of all individuals serving as the Company's Chief Executive Officer during 2003 and to each of the Company's four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of December 29, 2003.

                           SUMMARY COMPENSATION TABLE

                                                       Long-Term
                                                      Compensation
                                 Annual Compensation     Awards
--------------------   ------  ---------------------- ------------  ------------
                                                       Securities
                                                       Underlying    All Other
 Name and Principal                                   Options/SARs  Compensation
     Position           Year   Salary ($)   Bonus ($)     (#)         ($) (1)
--------------------   ------  ----------   --------- ------------  ------------
Kevin Armstrong         2003     133,915         --      900,000          --
President and Chief
  Executive Officer

Jay Wainwright          2003     240,477     75,000           --          --
Vice President of
  Concept               2002     168,269     68,750           --          --
  Development (2)       2001     154,808      6,250       71,915          --

Gilbert Melott          2003     190,991         --       50,000          --
Executive Vice
  President of          2002     189,465         --       48,574          --
  Operations and
  People                2001       7,827         --           --          --

Mark Stickney           2003     105,231         --      400,000          --
Chief Financial
  Officer, Treasurer
  and Secretary

Charles Gray            2003     140,684         --           --          --
  Vice President of     2002     140,862         --           --          --
  Information           2001     125,000      3,750       49,347          --
  Systems (3)

Andy Stenzler           2003      13,466                      --     464,465(5)
Chairman and Chief
  Executive             2002     225,000     68,750 (6)       --          --
  Officer (4)           2001     150,000      6,250      145,783          --

------------

(1) The value of perquisites and benefits for each named executive officer does not exceed the lesser of $50,000 or 10% of such individual's total annual salary and bonus.

(2) Mr. Wainwright served as President of the Company during fiscal 2002. From January 31, 2003 to July 7, 2003, Mr. Wainwright served as the Company's interim President and Chief Executive Officer. He currently serves as Vice President of Concept Development.

(3)   Mr. Gray resigned as Vice President of Information Systems in January
      2004.

(4) Mr. Stenzler resigned as Chairman and Chief Executive Officer on January 31, 2003.

(5)   This amount represents the severance payment paid to Mr. Stenzler.

(6)   This amount represents Mr. Stenzler's 2001 bonus, which was paid in 2002.

STOCK OPTION GRANTS AND EXERCISES DURING THE LAST FISCAL YEAR

      The following table sets forth information concerning stock option grants made during fiscal 2003 to the executive officers named in the "Summary Compensation Table." This information is for illustration purposes only and is not intended to predict the future price of the common stock. The actual future value of the options will depend on the market value of the common stock.

                     STOCK OPTION GRANTS IN FISCAL YEAR 2003

                                                                           Potential
                                                                        Realizable Value
                                                                          At Assumed
                                                                        Annual Rates of
                                                                          Stock Price
                                                                        Appreciation For
                                     Individual Grants                    Option Term
                  ---------------------------------------------------   ----------------
                   Number of     Percent of
                  Securities        Total
                  Underlying     Options/SAR    Exercise
                  Options/SAR    Granted to      Price     Expiration
Name                Granted     Employees (%)    ($/SH)       Date      5% ($)   10% ($)
---------------   -----------   -------------   --------   ----------   ------   -------
Kevin Armstrong       900,000              --      $1.77     7/6/2013       --        --
Jay Wainwright             --              --         --           --       --        --
Gilbert Melott         50,000              --      $2.02   12/17/2013       --        --
Mark Stickney         400,000              --      $2.26    8/17/2013       --        --
Charles Gray               --              --         --           --       --        --
Andy Stenzler              --              --         --           --       --        --

The following table sets forth certain summary information concerning exercised and unexercised options to purchase Cosi's common stock held by the executive officers named in the "Summary Compensation Table" as of December 29, 2003.

                      STOCK OPTION EXERCISES IN FISCAL YEAR
                     2003 AND FISCAL YEAR-END OPTION VALUES

                                                    Shares of Common Stock
                                                    Underlying Unexercised            Value of Unexercised
                                                  Options at Fiscal Year-End      In-The-Money Options/SARs at
                                                             (#)                       Fiscal Year-End ($)
                                                 ----------------------------   -------------------------------
                   Acquired on       Value
Name               Exercise (#)   Realized ($)   Exercisable    Unexercisable   Exercisable       Unexercisable
----------------   ------------   ------------   ------------   -------------   ------------      -------------
Kevin Armstrong              --             --        225,000         675,000        110,250            330,750
Jay Wainwright               --             --        403,281          38,577         57,139 (1)             --
Gilbert Melott               --             --         25,714          72,860             --             12,000
Mark Stickney                --             --         33,333         366,667             --                 --
Charles Gray                 --             --         26,647          44,604             --                 --
Andy Stenzler(2)             --             --        186,774              --             --                 --

(1) With respect to 81,337 exercisable options owned by Mr. Wainwright, the value of unexercised in-the-money options is calculated by multiplying the number of options by the difference between the exercise price, $1.56 per share, and $2.26, the last reported sales price of a share of common stock during the normal trading session on the Nasdaq National Market on December 29, 2003. With respect to 120,782 exercisable options owned by Mr. Wainwright, the value of unexercised in-the-money options is calculated by multiplying the number of options by the difference between the exercise price, $5.30 per share, and $2.26, the last reported sales price of a share of common stock during the normal trading session on the Nasdaq National Market on December 29, 2003.

(2) Options owned by Mr. Stenzler were not in-the-money as of December 29, 2003.


Equity Compensation Plan Information

      The following table sets forth certain information as of December 29, 2003, with respect to the Company's equity compensation plans under which shares of the Company's common stock may be issued.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                Number of Securities
                                                                                Remaining Available
                    Number of Securities                                        for Future Issuance
                     to be Issued Upon             Weighted-Average                 Under Equity
                        Exercise of               Exercise Price of              Compensation Plans
                    Outstanding Options,             Outstanding                (Excluding Securities
  Plan Category     Warrants and Rights      Options, Warrants and Rights      Reflected in Column (a))
-----------------   --------------------     ----------------------------     -------------------------
                            (A)                          (B)                            (C)
Equity
  compensation
  plans approved
  by security
  holders .......        4,412,114                      $5.80                        5,119,115

Equity
  compensation
  plans not
  approved by
  security
  holders .......           None                         None                           None

      Total .....        4,412,114                      $5.80                        5,119,115

Stock Option Plans

      Amended and Restated Cosi, Inc. Stock Incentive Plan

      A total of 8,900,000 shares of common stock have been reserved for issuance under the Amended and Restated Cosi, Inc. Stock Incentive Plan. Shares subject to any unexercised options granted under the plan that have expired or terminated become available for issuance again under the plan. The plan provides for discretionary grants of incentive stock options, non-qualified stock options and stock appreciation rights ("SARs") to the Company's employees and consultants. The exercise price per share for an incentive stock option may not be less than 100% of the fair market value of a share of common stock on the grant date. The exercise price per share for a non-qualified stock option may not be less than 85% of the fair market value of a share of common stock on the grant date. The exercise price per share for an incentive stock option granted to a person owning stock possessing more than 10% of the total combined voting power of all classes of the Company's stock may not be less than 110% of the fair market value of a share of common stock on the grant date. The aggregate fair market value, determined on the date of grant, of the shares with respect to which incentive stock options are exercisable for the first time during any calendar year under all Cosi plans may not exceed $100,000. The Compensation Committee has full discretion to administer and interpret the plan, to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine the persons eligible to receive options or SARs, the time or times at which the options or SARs may be exercised and whether all of the options or SARs may be exercised at one time or in increments.

      The Company may elect at any time to cancel any option or SAR granted under the plan and, in the case of an option, pay the holder of such option the excess of the fair market value of the shares subject to the option as of the date of such election to cancel over the exercise price set forth in the particular grant agreement, or, in the case of an SAR, the value of the SAR as of the date of such election. The Company also may elect at any time to convert any option granted under the plan to an SAR.

      1996 Cosi Sandwich Bar, Inc. Incentive Stock Option Plan

      As of April 12, 2004 options to purchase approximately 620,848 shares of common stock are outstanding under the Cosi Sandwich Bar, Inc. Incentive Stock Plan. Shares subject to any unexercised options granted under the plan that have expired or terminated become available for issuance again under the plan. No stock options may be granted under the plan after October 1, 2001. The Cosi Sandwich Bar, Inc. Incentive Stock Plan provides for discretionary grants of incentive stock options to certain key employees. The exercise price per share for an option may not be less than 100% of the fair market value of a share of common stock on the grant date. The exercise price per share for an incentive stock option granted to a person owning stock possessing more than 10% of the total combined voting power of all classes of the Company's stock may not be less than 110% of the fair market value of a share of common stock on the grant date. To the extent that the aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under this plan and all of the Company's other incentive stock option plans or those of its subsidiaries) exceeds $100,000, such incentive stock option shall be treated as options that are not incentive stock options. In the event that an optionee's employment is terminated by the Company, other than for cause, such optionee may exercise any exercisable options under the plan for a period of 30 days. In the event that an optionee's employment is terminated by reason of death, such optionee may exercise any exercisable options under the plan for a period of six months. In the event that an optionee's employment is terminated by the Company for cause, all options held by such optionee are immediately cancelled and the Company may require such optionee to sell to it, at a sales price equal to the lesser of the exercise price and the fair market value of the underlying shares, all shares owned by the optionee that were acquired pursuant to this plan. The Cosi Sandwich Bar, Inc. Incentive Stock Option Plan is administered and interpreted by the Board of Directors.

      Amended and Restated Cosi, Inc. Non-Employee Director Stock Option Plan

      For a description of the Amended and Restated Cosi, Inc. Non-Employee Director Stock Incentive Plan, please see Proposal III.

      Employee Stock Purchase Plan

      The purpose of the Employee Stock Purchase Plan is to provide employees with an opportunity to purchase the Company's shares through accumulated payroll deductions. The plan provides for the grant of stock options to eligible employees. Each employee will be eligible to participate in the plan commencing on the first day of the offering period (as described below) occurring on or after the date on which the employee has been employed by the Company for six months. The plan is administered by the Compensation Committee.

      A total of 500,000 shares of common stock are authorized for issuance under the plan. Any eligible employee may elect to participate in the plan by authorizing the Compensation Committee to make payroll deductions to pay the exercise price of an option at the time and in the manner prescribed by the Compensation Committee. The employee may designate the amount of the payroll deduction in whole percentages, up to 10% of the employee's compensation for each payroll period in an offering period. In no event will an employee be granted an option under the plan that would permit an employee to purchase shares of common stock under the plan, to the extent that, immediately after the grant, such employee (i) would own common stock and/or hold options to purchase common stock possessing 5% or more of the total combined voting power or value of all classes of the Company's stock or (ii) has the right to purchase common stock during any calendar year having a fair market value in excess of $25,000. Options are granted at two six-month offering periods in each calendar year. The date of grant and the date of exercise for the first option period under the plan in a given calendar year will be January 1 and June 30, respectively, and the date of grant and date of exercise for the second option period will be July 1 and December 31, respectively. As of April 12, 2004, no options have been granted under this plan. The price of stock purchased under the plan will be an amount equal to the lesser of 85% of the fair market value of the stock on the date of purchase or on the date of commencement of the applicable offering period.

Stock Option Repricing

      The Board believes that granting stock options motivates high levels of performance and provides an effective way to recognize employee contributions, including those of executive officers, to the success of the Company. On December 29, 2003, pursuant to authority granted by stockholders at the Company's 2003 Annual Meeting held on November 24, 2003, the Company effected a stock option repricing, lowering the exercise price of the outstanding options held by employees that had an exercise price above the market value of the shares on that day. The Company's Board effected the repricing because, at the time of the repricing, these options no longer provided an incentive to the option holders. By canceling the previously-held options and granting new options with the same terms, other than the modified exercise price now set to equal the market value of the shares on the new grant date, the Company intended to provide the Company's eligible employees with the benefit of owning options that, over time, may have a greater potential to increase in value, which creates better performance incentives for employees and executive officers and therefore maximizes shareholder value.

      The following table sets forth all stock option repricings during fiscal 2003 and during the last ten fiscal years for each of the named executive officers in the "Summary Compensation Table."

                          10-YEAR OPTION/SAR REPRICINGS

                                  Number of
                                  Securities
                                  Underlying    Market Price of
                                 Options/SARs   Stock at Time of   Exercise Price at           New         Length of Original Option
                  Date of Each   Repriced or      Repricing or     Time of Repricing        Exercise       Term Remaining at Date of
     Name          Repricing     Amended (#)       Amendment         or Amendment             Price         Repricing or Amendment
---------------   ------------   ------------   ----------------   -----------------   -----------------   -------------------------
Kevin Armstrong             --             --                 --                  --                  --                          --
Jay Wainwright      12/29/03          120,782              $2.26              $ 5.30               $2.26         2 yrs 10mths
                                      117,507              $2.26              $ 8.93               $2.26          3 yrs 8mths
                                       10,916              $2.26              $ 8.93               $2.26          4yrs 3mths
                                       28,896              $2.26              $10.38               $2.26           5yrs 1mth
                                        9,632              $2.26              $10.38               $2.26          5yrs 8mths
                                          872              $2.26              $12.25               $2.26             6 yrs
                                       29,157              $2.26              $12.25               $2.26             7 yrs
                                       42,759              $2.26              $12.25               $2.26             8 yrs
Gilbert Melott      12/29/03           48,574              $2.26              $12.25               $2.26             8 yrs
 Mark Stickney      12/29/03          400,000              $2.26              $ 2.37               $2.26          9 yrs 8mths
 Charles Gray               --             --                 --                  --                  --                          --
 Andy Stenzler              --             --                 --                  --                  --                          --

Executive Contracts and Change-in-Control and Other Arrangements

      Employment Agreement with William D. Forrest. On June 26, 2003, the Company entered into an employment agreement with Mr. Forrest. Pursuant to the employment agreement, Mr. Forrest will serve as Executive Chairman for three years ending on March 31, 2006. In consideration for Mr. Forrest serving as Executive Chairman, on June 26, 2003, the Company issued 1,156,407 shares of authorized but unissued common stock, representing 5% of the Company's outstanding common stock on a fully diluted basis (assuming all outstanding options and warrants are exercised). Pursuant to his employment agreement and the December 29, 2003 completion of the rights offering, the Company issued an additional 522,064 shares to Mr. Forrest such that Mr. Forrest's ownership of the Company, on a fully diluted basis, remained at 5%. Mr. Forrest's rights in the shares vest as follows: (i) 25% of the shares vested upon issuance, (ii) 25% of the shares vested on April 1, 2004 and (iii) on the last day of each month, commencing with April 2004 and ending with March 2006, 2.08% of the shares will vest, and an additional .08% of the shares will vest on March 31, 2006, provided that at the end of each month, the employment agreement is still in effect. The Company has also entered into an addendum to Mr. Forrest's employment agreement, dated as of February 9, 2004, in consideration of Mr. Forrest's agreement to devote his full time efforts to his duties as Executive Chairman. Pursuant to the addendum, the Company will pay Mr. Forrest an annual salary of $350,000. He will also have the ability to earn a bonus of up to 100% of his base salary. In addition, Mr. Forrest received a grant of options to purchase 350,000 shares of common stock at an exercise price of $2.85. The options vest as follows: (i) 25% vested immediately upon grant, (ii) 25% will vest on February 9, 2005 and (iii) on the last day of each month, commencing with

February 2005 and ending with December 2006, 2.083% of the options will vest, and on January 31, 2007, 2.081% will vest, provided that at the end of each month, the employment agreement is still in effect. Mr. Forrest may also receive an additional grant of options to purchase 381,000 shares of common stock at an exercise price equal to the fair market value of a share of common stock on the date of grant, subject to certain terms and conditions of the addendum to Mr. Forrest's employment agreement. All shares from the employment agreement and all options from the addendum that are not vested will fully vest upon the termination of the employment agreement by Cosi without cause (as defined in the employment agreement), or upon a change of control (as defined in the employment agreement). If Mr. Forrest is terminated by Cosi for cause (as defined in the employment agreement), all unvested shares will be forfeited. Mr. Forrest agreed that, during the term of the employment agreement and for a period of 12 months thereafter, he will not compete with the Company or solicit its employees.

      Employment Agreement with Kevin Armstrong. On July 7, 2003, the Company entered into an at-will employment agreement with Kevin Armstrong. Pursuant to the terms of his employment letter, Mr. Armstrong will serve as President, Chief Executive Officer and a Director. The Company will pay Mr. Armstrong an annual salary of $300,000. He will also have the ability to earn a bonus of up to 65% of his base salary. In addition, the Company contributed up to $70,000 towards his relocation expenses, and the Company will reimburse him for all travel expenses.

      Upon the commencement of his employment, Mr. Armstrong received an initial grant of options to purchase 900,000 shares of our common stock at an exercise price equal to the last reported sales price of a share of common stock during the normal trading session on the Nasdaq National Market on on July 7, 2003. The options vest as follows: (i) 25% vested immediately upon grant and (ii) 25% will vest upon each anniversary of Mr. Armstrong's employment for the next three years; provided, however, that the options and any others granted in the future will vest and become immediately exercisable in full upon a change of control (as defined in the agreement).

      Mr. Armstrong is entitled to health benefits and life and long-term disability insurance in amounts standard for all of the Company's employees. In addition, Mr. Armstrong may participate in the Company's 401(k) retirement plan and the Company will match his contributions at 25% up to 4% of his base salary.

      Mr. Armstrong's agreement also provides for customary non-compete and non-solicitation arrangements. The Company will pay Mr. Armstrong 12 months severance if the Company terminates his employment.

      Employment Agreement with Mark Stickney. On August 18, 2003, the Company entered into an employment agreement with Mark Stickney. Pursuant to the terms of his employment letter, Mr. Stickney will serve as Chief Financial Officer and will be paid $30,000 per month through April 2004 and a service bonus of $30,000 at the end of April 2004, provided that he remains employed by the Company at that time. Thereafter, Mr. Stickney will be paid a base salary of $250,000, and he will also be eligible to receive a performance bonus of 40% of his base salary based on the attainment of mutually agreed upon performance levels. In addition to the above compensation, the Company will provide Mr. Stickney with an expense allowance of $5,650 per month.

      Pursuant to our Amended and Restated Stock Incentive Plan, the Company issued Mr. Stickney options to purchase 400,000 shares of common stock with the price set to the last reported sales price of a share of common stock during the normal trading session on the Nasdaq National Market on August 18, 2003. These options will vest as follows: (i) 11,111 options will vest per month through April 30, 2004 such that at the end of April, 88,889 options will have vested, provided that if the Company terminates Mr. Stickney prior to April 30, 2004, the 11,111 options that would have otherwise vested in the month of termination will vest on a pro rata basis based upon the number of days worked during that month, (ii) 111,111 options will vest on August 31, 2004, provided that Mr. Stickney remains employed by the Company at that time and (iii) 100,000 options will vest in both August 2005 and August 2006, provided that Mr. Stickney remains employed by the Company during those time periods.

      Mr. Stickney's employment may be terminated by either party at any time for any reason.

      Employment Agreement with Jay Wainwright. On August 20, 2003, the Company entered into an employment agreement with Mr. Wainwright which replaced and superceded his prior agreement with the Company in its entirety. Pursuant to the agreement, Mr. Wainwright will serve as Vice President of Concept Development for two years, ending on August 20, 2005. Mr. Wainwright was paid a signing bonus of $75,000 upon execution of the agreement.

      The agreement provides that Mr. Wainwright will be paid a base salary of $175,000, and that he will be eligible to receive an annual bonus of up to 30% of his base salary based on the attainment of performance parameters established in advance by the board of directors.

      The agreement may be terminated by either party at any time for any reason upon 30 days written notice. In the event the agreement is terminated by the Company for cause, or by Mr. Wainwright for any reason other than due to his death or disability, the Company will pay him his base salary, bonus and benefits that are payable through the date of termination. In the event Mr. Wainwright's employment is terminated due to his death or disability, the Company will pay him, or his estate, his base salary, bonus and benefits that are payable through the date of termination plus, upon his or his estate's execution of a release, an amount equal to his base salary and benefits for a period of one year following the date of termination and an additional amount equal to 30% of his base salary.

      In the event this agreement is terminated by the Company other than for cause, the Company will pay him his base salary, bonus and benefits payable through the date of termination, plus, upon execution of a release, an amount equal to the excess of $873,000 over the amount of all base salary, annual bonuses and signing bonus paid to Mr. Wainwright under this agreement.

      In the event this agreement is terminated by Mr. Wainwright for any reason, including due to his death or disability, or by the Company other than for cause, all stock options held by Mr. Wainwright will become 100% vested and exercisable and will not be subject to any accelerated exercise requirements or early termination provisions applicable thereto and will remain exercisable through the fifth anniversary of the date of termination.

      If the Company does not enter into a new written employment agreement with Mr. Wainwright prior to the expiration of the term of this agreement, the Company will pay him his accrued salary, bonus and benefits payable through the term of this agreement, plus, upon execution of a release, an amount equal to the excess of $873,000 over the amount of all base salary, annual bonuses and signing bonus paid under the term of the agreement. In addition, all options held by Mr. Wainwright will become 100% vested and exercisable and will not be subject to any accelerated exercise requirements or early termination provisions applicable thereto and will remain exercisable through the fifth anniversary of the date of termination.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

      The Compensation Committee is responsible for making recommendations to the Board of Directors concerning the compensation levels of the executive officers of the Company. The Compensation Committee also administers the Company's equity compensation plans (the "Plans") and determines awards to be made under the Plans to the Company's directors, executive officers and to other eligible employees.

      The Compensation Committee met two times in fiscal 2003. The following Compensation Committee Report describes the considerations that have guided, or will guide, the Compensation Committee in assessing executive compensation.

      Philosophy

      The goal of the Compensation Committee is to provide competitive levels of compensation that integrate pay with the Company's short-term and long-term performance goals, reward corporate performance and recognize individual initiative and achievement. It is anticipated that these policies will help the Company to continue to attract and retain quality personnel and thereby enhance the Company's long-term profitability and share value.

      The Company currently pays its executives at comparable industry levels. The Company also targets its equity compensation to be comparable to industry levels, as the Board believes that this is a good method to incentivize executives. The Compensation Committee believes this provides the executives with significant incentives to deliver on near term milestones that are important to the Company.

      Base Compensation

      The base salaries of the Company's executive officers are based in part on comparative industry data and on various quantitative and qualitative considerations regarding corporate and individual performance. An executive's base salary will be determined only after an assessment of his or her sustained performance, current salary in relation to an objective salary range for the executive's job responsibilities and his or her experience and potential for advancement. In establishing base salaries for the Company's executive officers, the Compensation Committee may consider several additional factors, including:
(i) industry compensation trends, (ii) cost of living and other local and geographic considerations, (iii) restaurant industry and job-specific skills and knowledge, (iv) historical and expected contributions to the Company's performance and (v) level, complexity, breadth and difficulty of duties.

      Bonus Program

      Eligible executive officers of the Company may also be awarded bonuses for achieving certain performance levels. These bonuses are based on various quantitative and qualitative performance criteria for these executive officers and are designed to attract and retain qualified individuals and also encourage them to meet the Company's desired performance goals.

      Stock Options, Stock Appreciation Rights and Common Stock

      The Company provides long-term executive compensation incentives in the form of stock option awards, stock appreciation rights and common stock to more closely align the interests of management with the Company's stockholders. The Compensation Committee believes that grants of stock option awards, stock appreciation rights and common stock are an effective means of advancing the long-term interests of the Company's stockholders by integrating executive compensation with the long-term value of the Company's common stock. Awards of stock options are granted at the prevailing market price on the date of grant and are valuable to executives only if the Company's common stock appreciates.

      Chief Executive Officer and Executive Chairman

      The Compensation Committee annually reviews and approves corporate goals and objectives relevant to Executive Chairman and CEO compensation, evaluates the Executive Chairman's and CEO's performance in light of those goals and objectives, and recommends to the Board the Executive Chairman's and CEO's compensation levels based on this evaluation. The Executive Chairman and CEO will receive a base cash salary and a target bonus. The target bonus is dependent upon (i) the Company meeting its objectives and (ii) the Executive Chairman and CEO meeting any specific objectives set out by the Board for such executives, respectively.

      The Company entered into an agreement with Kevin Armstrong, in which he agreed to serve as Chief Executive Officer, on July 7, 2003. Pursuant to this employment agreement, Mr. Armstrong will earn annual compensation of $300,000 and will have the ability to earn a bonus of up to 65% of his base salary. In 2003, Mr. Armstrong received $133,915. In addition, Mr. Armstrong was granted options to purchase 900,000 shares of common stock, subject to the terms and conditions of his employment agreement, and is eligible to receive future grants in accordance with the Compensation Committee's philosophy described above.

      The Company has entered into an employment agreement with William Forrest, in which he agreed to serve as Executive Chairman. The Company has entered into an addendum to Mr. Forrest's employment agreement, dated as of February 9, 2004, pursuant to which Mr. Forrest will earn annual compensation of $350,000. Mr. Forrest will also have the ability to earn a bonus of up to 100% of his base salary. In addition, Mr. Forrest was granted options to purchase 350,000 shares of common stock, subject to the terms and conditions of the addendum to his employment agreement, and is eligible to receive future grants in accordance with the Compensation Committee's philosophy described above.

      In determining the fairness and adequacy of compensation for Messrs. Armstrong and Forrest, the Compensation Committee considers the Company's actual financial performance as well as Messrs. Armstrong's and Forrest's qualifications, background and prior industry experience. Other factors that guide the Compensation Committee are Messrs. Armstrong's and Forrest's ability to lead the Company through its period of management transition, their expected ability to lead the Company through its next stage of development, and the level of compensation of senior executives in similar capacities at other companies within the restaurant industry.

                                       Respectfully submitted,
                                       The Compensation Committee

                                       Eli Cohen
                                       Jeffrey Stork*

------------

* Mr. Stork resigned from the Board and the Compensation Committee following completion of this Report of the Compensation Committee on Executive Compensation. The current members of the Compensation Committee are Eli Cohen, Terry Diamond and Edna Morris.

PERFORMANCE GRAPH

      Set forth below is a graph comparing the cumulative total stockholder return on Cosi's common stock with the NASDAQ Composite Index and the Standard & Poor's Small Cap Restaurant Index. The Company's common stock trades on the NASDAQ National Market under the symbol "COSI." The graph assumes an investment of $100.00 on November 22, 2002, in (i) Cosi's common stock, (ii) the stocks comprising the NASDAQ Composite Index and (iii) stocks comprising the Standard & Poor's Small Cap Restaurant Index.


(PERFORMANCE GRAPH)



                    CUMULATIVE TOTAL RETURN PERFORMANCE GRAPH

                                        NASDAQ            S&P Small Cap
   Date                   Cosi      Composite Index      Restaurant Index
   -----------------      ----      ---------------      ----------------
   November 22, 2002       100                  100                   100
   December 29, 2003      29.7                136.6                 130.0


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      A partner of Cadwalader, Wickersham & Taft LLP is an owner of less than 0.5% of the Company's equity securities and the father of Jay Wainwright, a former director of the Company and formerly the Company's interim President and Chief Executive Officer. Jay Wainwright currently serves as Vice President of Concept Development. Cadwalader, Wickersham & Taft LLP has acted as the Company's outside legal counsel since October 1999. Cadwalader,

Wickersham & Taft LLP provides legal services on behalf of the Company, for which the firm was paid approximately $541,305.65 for the fiscal year 2003.

      The Company's former Chief Executive Officer and its former Chief Operating Officer each issued promissory notes to the Company in the amount of $1,362,400, each due in 2005, which accrue interest at an annual rate of 5.75%, in connection with each executive's purchase of 119,771 shares of Cosi's preferred stock in 1998. In 1999, each share of preferred stock was converted into one share of common stock. These notes remain outstanding.

      On March 31, 2003, the Company obtained a line of credit from First Republic Bank, whereby the Company issued a senior secured promissory note to First Republic Bank in the principal amount of $3,000,000. The note was guaranteed by Eric J. Gleacher, Charles G. Phillips, and Ziff Investors Partnership, L.P. II, an entity related to ZAM Holdings, L.P. (the Company's largest stockholder). On October 30, 2003, First Republic Bank assigned the note to these persons or their designees and the maturity date of the note was extended to December 31, 2004. Upon assignment of the note, the Company issued amended and restated promissory notes in the amount of $759,397.00, $304,634.76 and $1,943,068.74 (collectively, the "$3 Million Note"). The notes were converted into shares of the Company's common stock, at a conversion price of $1.50 per share, in connection with the Company's rights offering.

      On August 5, 2003, the Company issued senior secured promissory notes with an aggregate principal amount of $1,348,042.50 to Mr. Gleacher and ZAM Holdings L.P. and on August 6, 2003 issued a senior secured promissory note to Mr. Phillips in the amount of $151,957.50 (collectively, the "$1.5 Million Note"). The notes were converted into shares of the Company's common stock, at a conversion price of $1.50 per share, in connection with the Company's rights offering.

      On August 5, 2003, the Company entered into an Investment Agreement with Mr. Gleacher, Mr. Phillips, LJCB Nominees Pty. Ltd. (a large shareholder), and ZAM Holdings, L.P. Pursuant to the Investment Agreement, the Company issued approximately 1.4 million shares of common stock to these parties on December 29, 2003. In addition, the Company issued approximately 3 million shares of common stock to Mr. Gleacher, Mr. Phillips and ZAM Holdings, L.P. pursuant to the conversion of the $3 Million and $1.5 Million Notes. In January 2004, pursuant to the Investment Agreement, LJCB Nominees Pty. Ltd. purchased an additional 693,963 shares for approximately $1.0 million.

                            CERTAIN LEGAL PROCEEDINGS

      On February 5, 2003, a purported shareholder class action complaint was filed in the United States District Court for the Southern District of New York (the "Court"), alleging that the Company and various of its officers and directors and the underwriter of the Company's IPO violated Sections 11, 12(a)(2) and 15 of the Securities Act of 1933, as amended, by misstating, and by failing to disclose, certain financial and other business information (Sheel Mohnot v. Cosi, Inc., et al., No. 03 CV 812). At least eight additional class action complaints with substantially similar allegations were later filed. These actions have been consolidated in In re Cosi, Inc. Securities Litigation (collectively, the "Securities Act Litigation"). On July 7, 2003, lead plaintiffs filed a Consolidated Amended Complaint, alleging on behalf of a purported class of purchasers of the Company's stock allegedly traceable to its November 22, 2002 IPO, that at the time of the IPO, the Company's offering materials failed to disclose that the funds raised through the IPO would be insufficient to implement the Company's expansion plan; that it was improbable that the Company would be able to open 53 to 59 new stores in 2003; that at the time of the IPO, the Company had negative working capital and therefore did not have available working capital to repay certain debts; and that the principal purpose for going forward with the IPO was to repay certain existing shareholders and members of the Board of Directors for certain debts and to operate the Company's existing restaurants.

      The plaintiffs in the Securities Act Litigation generally seek to recover recessionary damages, expert fees, attorneys' fees, costs of Court and pre-and post-judgment interest. The underwriter is seeking indemnification from the Company for any damages assessed against it in the Securities Act Litigation. The Securities Act Litigation is at a preliminary stage, and the Company believes that it has meritorious defenses to these claims, and intends to vigorously defend against them.

      On September 22, 2003, defendants filed motions to dismiss the Second Consolidated Amended Complaint in the Securities Act Litigation. Plaintiffs filed their opposition to defendants' motions to dismiss on October 23, 2003. Defendants filed reply briefs on November 12, 2003.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Cosi's directors, executive officers and 10% stockholders to file reports of ownership and reports of changes in ownership of Cosi's common stock and other equity securities with the SEC and the NASDAQ National Market. Directors, executive officers and 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to it, Cosi believes that during fiscal 2003, Cosi's directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee makes all compensation decisions. The current members of the Compensation Committee are Ms. Morris and Messrs. Cohen and Diamond. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

II.   RATIFICATION OF AUDITORS

      The Board of Directors has appointed the firm of Ernst & Young LLP, independent accountants, to be the Company's external auditors for the fiscal year ended January 3, 2005, and recommends to stockholders that they vote for ratification of that appointment.

      Ernst & Young LLP has served in this capacity for the past five fiscal years. A representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

      The appointment of independent accountants is approved annually by the Audit Committee of the Board of Directors of Cosi and subsequently submitted to the stockholders for ratification. The Audit Committee reviews and approves in advance the scope of the audit, the types of non-audit services that Cosi will need and the estimated fees for the coming year. The Audit Committee also reviews and approves non-audit services to ensure that these services will not impair the independence of the accountants.

      Before making its recommendation to the Board of Directors for appointment of Ernst & Young LLP, the Audit Committee carefully considered that firm's qualifications as external auditors for the Company, which included a review of Ernst & Young LLP's performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee expressed its satisfaction with Ernst & Young LLP in these respects.

      The Board of Directors recommends a vote "FOR" ratification of Ernst & Young LLP as the Company's auditors for the fiscal year ending January 3, 2005.

                              INDEPENDENT AUDITORS

Audit and Non-Audit Fees

      The following table presents the aggregate fees billed for professional services rendered by Ernst & Young LLP in fiscal 2002 and 2003. Other than as set forth below, no professional services were rendered or fees billed by Ernst & Young LLP during fiscal 2002 or 2003.

                                                              2003      2002
                                                            --------  --------
Audit Fees (1)............................................  $380,000  $834,200
Audit-Related Fees (2)....................................    45,000         -
Tax Fees (3)..............................................    40,000    48,750
All Other Fees............................................   234,000         -
                                                            --------  --------
Total.....................................................  $699,000  $882,950
                                                            ========  ========

------------

(1) Audit fees consist of professional services rendered for the audit of the Company's annual financial statements and the reviews of the quarterly financial statements. This category also includes fees for issuance of comfort letters, consents and assistance with and review of documents filed with the SEC. Audit fees paid in 2002 include fees for re-auditing fiscal years 2000 and 2001.

(2)   Audit-related fees include fees related to assurance and related services.

(3) Tax fees consist of fees for services rendered to the Company for tax compliance, tax planning and advice related to those matters.

Pre-Approved Services

      Prior to engaging Ernst & Young LLP to render the above services, and pursuant to its charter, the Audit Committee approved the engagement for each of the services and determined that the provision of such services by the independent auditors was compatible with the maintenance of Ernst & Young LLP's independence in the conduct of its auditing services.

      The Audit Committee will use the following procedures for the pre-approval of all audit and permissible non-audit services provided by the independent auditor.

      Before engagement of the independent auditor for the next year's audit, the independent auditor will submit a detailed description of services expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

                  1. Audit Services include audit work performed on the
            financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

                  2. Audit-Related Services are for assurance and related
            services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

                  3. Tax Services include all services, except those services specifically related to the audit of the financial statements, performed by the independent auditor's tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

                  4. Other Services are those associated with services not
            captured in the other categories. The Company generally doesn't request such services from the independent auditor.

      Prior to engagement, the Audit Committee pre-approves independent auditor services within each category. The fees are budgeted and the Audit Committee requires the independent auditor to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

      The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

III. APPROVAL OF AMENDED AND RESTATED COSI, INC. NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

General

      The Amended and Restated Xando, Incorporated Non-Employee Directors Stock Option Plan (the "Stock Option Plan") became effective on October 1, 1997. The purpose of the Stock Option Plan and of the Amended and Restated Cosi, Inc. Non-Employee Director Stock Incentive Plan is to attract able individuals to serve as directors, encourage ownership of the Company's common stock by directors of the Company and promote the Company's business success by creating long-term mutuality of interests between the directors and the Company's stockholders.

Proposed Amendments

      On April 8, 2004, the Company's Board adopted an amendment to the Stock Option Plan, subject to stockholder approval at the Company's Annual Meeting. The proposed amendment to the Stock Option plan would amend (i) the name of the plan to be the Amended and Restated Cosi, Inc. Non-Employee Director Stock Incentive Plan (the "Non-Employee Stock Incentive Plan"), (ii) Article 4 to provide for non-discretionary, automatic grants of shares of common stock to non-employee directors by the Board and (iii) the duration of the Non-Employee Stock Incentive Plan to be ten (10) years. The number of shares reserved for issuance under the plan, whether issued as shares of common stock or used in payment of exercised stock appreciation rights or stock options, would not change.

      If the amendment is not approved, the Company will not be able to make grants of shares of common stock. The Company will, however, continue to be able to grant stock options and stock appreciation rights. The Board believes that in order to attract and retain non-employee directors, it is necessary for the Company to have the ability to grant shares of common stock.

      Set forth below is the text of the revised Article 4, which contains the amendment being proposed at the Annual Meeting. The amendment is qualified in its entirety by reference to such text.

      Article 4 of the Non-Employee Director Stock Incentive Plan shall be amended to add section 4.3 as follows:

            4.3 Granting of Shares of Common Stock. (a) Each Director shall receive automatic and non-discretionary grants of stock ("Stock Awards") on the terms and conditions set forth under the Plan. Each Director receiving a Stock Award shall enter into an agreement (a "Stock Agreement") in such form as the Board or a duly authorized committee of the Board (the "Committee") shall determine to be consistent with the provisions of the Plan and which may contain additional terms and conditions relating to the Stock Awards. In the event of any inconsistency between the provisions of the Plan and any Stock Agreement, the provisions of the Plan shall govern.

            (b) The Committee shall have no authority, discretion or power to
      (i) select the Directors who will receive Stock Awards, or (ii) determine the terms of the Stock Awards to be granted pursuant to the Plan, the number of shares of Common Stock to be issued thereunder or the time at which such Stock Awards are to be granted.

            (c) On the date of each annual meeting of the Company's stockholders, each Director shall receive a number of shares of Stock equal to (i) $25,000 divided by (ii) the market price of the Company's common stock as of the date of grant. All shares of common stock granted hereunder shall vest upon issuance. No further grants will be made pursuant to this Plan after May 17, 2014.

            (d) Certificates issued pursuant to Stock Awards shall be registered in the name of the recipient Director.

Description of the Non-Employee Stock Incentive Plan

      Stockholders are encouraged to review the Non-Employee Director Stock Incentive Plan carefully. The summary of the material terms of the Non-Employee Director Stock Incentive Plan is qualified in its entirety by reference to the full text of the Non-Employee Director Stock Incentive Plan, a copy of which is attached to this Proxy Statement as Exhibit E.

      The Non-Employee Director Stock Incentive Plan provides for the grant of
(i) shares of common stock, (ii) non-qualified stock options and (iii) stock appreciation rights ("SARs"). The Board has the discretionary authority to determine the eligibility of non-employee directors to receive stock options and SARs. The Board does not have the authority, discretion or power to (i) select the Directors who will receive shares of common stock or (ii) determine the terms of the awards of shares of common stock to be granted pursuant to the Non-Employee Director Stock Incentive Plan, the number of shares of common stock to be issued thereunder or the time at which such awards of shares of common stock are to be granted.

      There are 250,000 shares authorized under the Non-Employee Director Stock Incentive Plan. As of April 12, 2004, no stock options, shares of common stock or SARs have been granted pursuant to the Non-Employee Director Stock Incentive Plan. Accordingly, the 250,000 authorized shares of common stock remain available for the future grant of awards under the Non-Employee Director Stock Incentive Plan. On April 12, 2004, the last reported sales price of a share of common stock during the normal trading session on the Nasdaq National Market was $6.50.

      The Board has full discretion to administer and interpret the Non-Employee Director Stock Incentive Plan. In so doing, the Board has the authority to:

      o determine the non-employee directors to whom, and the time or times at which, stock options or SARs shall be granted and stock options or SARs may be exercised;

      o determine whether all of the options or SARs may be exercised at one time or in increments;

      o     determine the types of awards to be granted;

      o impose terms, limitations, restrictions and conditions on any award as deemed appropriate;

      o accept the cancellation of outstanding stock options or SARs in return for the grant of new stock options or SARs for the same or different number and at the same or different option price

      The option exercise price for non-qualified stock options shall be determined by the Board at the time of grant, provided that the purchase price shall not be less than 85% of the fair market value of such shares on the date of grant. Options and SARs shall expire at the earliest of the following: (i) the date specified in the agreement, (ii) three (3) months after the grantee ceases to be a director, (iii) upon the removal of the grantee as a member of the Board for dishonesty, gross negligence, willful misconduct or conduct that adversely affects the Company's interests and (iv) twelve (12) months after the grantee's death or disability.

      The Board may amend the Non-Employee Director Stock Incentive Plan in any non-material manner subject to the following limitations:

      o no amendment may be made that would cause stock options or SARs under the Non-Employee Director Stock Incentive Plan not to qualify for exemption under Section 16;

      o no amendment of the Non-Employee Director Stock Incentive Plan shall, without stockholder approval, be effective if stockholder approval of the amendment is required at such time pursuant to any applicable law, regulation or rule of order;

      o no amendment of the Non-Employee Director Stock Incentive Plan shall, without the written consent of the holder of a stock option or stock appreciation right awarded under the Non-Employee Director Stock Incentive Plan prior to the date of the amendment or termination, adversely affect the rights of such holder with respect to such option or stock appreciation right (except to the extent necessary to comply with applicable law, regulation, rule or order).

      In addition, the Board shall have the power to amend the Non-Employee Director Stock Incentive Plan in any manner deemed necessary or advisable for stock options, shares of common stock or SARs granted under the Non-Employee Director Stock Incentive Plan to qualify for any exemption provided under
Section 16 and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding stock options previously granted under the Non-Employee Director Stock Incentive Plan.

      The Board may terminate the Non-Employee Director Stock Incentive Plan at any time. However, no outstanding stock options or SARs previously granted pursuant to the Non-Employee Director Stock Incentive Plan shall be terminated or adversely affected without such grantee's written consent.

Certain Federal Income Tax Consequences

      The following discussion is based on the Internal Revenue Code of 1986, as amended (the "Code") and applicable regulations thereunder in effect on the date hereof. Any subsequent changes in the Code or such regulations may affect the accuracy of this discussion. In addition, this discussion does not consider any state, local or foreign tax consequences or any circumstances that are unique to a particular participant that may affect the accuracy or applicability of this discussion.

   Non-qualified Stock Options ("NQSOs")

      The grant of an NQSO will not result in taxable income to the grantee or an income tax deduction to the Company. The holder of an NQSO generally recognizes ordinary compensation in come at the time the NQSO is exercised in an amount equal to the excess of the fair market value of the shares of common stock acquired over the exercise price of the option. The Company is generally entitled to a corresponding deduction at that time for the amount of compensation income includible in the grantee's income. In the case of an employee exercising an NQSO, the amount of compensation income is subject to income tax withholding, and the Compensation Committee may require that an amount equal to the tax required to be withheld on exercise be remitted to the Company in addition to the option exercise price. The grantee's basis in the shares acquired upon the exercise of an NQSO is equal to the sum of (i) the exercise price paid for the common stock, plus (ii) the amount included in the grantee's income upon exercise (this sum will generally be equal to the fair market value of the shares of common stock on the date of exercise of the NQSO). Any further gain (or loss) upon subsequent disposition of the shares will be capital gain (or loss) and will be long-term or short-term depending upon the amount of time the shares were held following exercise.

   Stock Appreciation Rights

      The grant of a stock appreciation right does not result in taxable income to the grantee or a deduction by the Company. Upon the exercise of a stock appreciation right, the grantee recognizes compensation income equal to the amount of cash, plus the fair market value of common stock or other property received, and the Company is entitled to a compensation deduction in a like amount.

   Shares of Common Stock

      In general, when a non-employee director is granted shares of common stock, the fair market value of the shares of common stock received will be includable in the non-employee director's gross income for income tax purposes for the taxable year in which the are received. The Company will be entitled, subject to the usual rules as to reasonableness of compensation, to a deduction for federal income tax purposes at the same time and in the same amount that a director is considered to have realized ordinary income for federal income tax purposes in connection with the delivery of shares of common stock. The deduction will be allowed for our taxable year in which or with which ends your taxable year in which such ordinary income is recognized.

      The Board recommends a vote "FOR" approval of the Amended and Restated Cosi, Inc. Non-Employee Director Stock Incentive Plan.

                                  OTHER MATTERS

      The Board of Directors does not intend to bring any other business before the meeting, and as far as is known by the Board, no matters are to be brought before the meeting except as disclosed in the Notice of Annual Meeting of Stockholders. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

      A copy of Cosi's Annual Report, which incorporates its Form 10-K for the fiscal year ended December 29, 2003, including audited financial statements set forth therein, was sent to all stockholders of Cosi along with this Proxy Statement.

                             SOLICITATION OF PROXIES

      The proxy accompanying this Proxy Statement is solicited by the Cosi Board of Directors. Proxies may be solicited by officers, directors and regular supervisory and executive employees of Cosi, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. Cosi may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners. All of the costs of solicitation of proxies will be paid by Cosi.

                 STOCKHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

      In accordance with the rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with the 2005 Annual Meeting of Stockholders must submit such proposal to Cosi no later than December 15, 2004.

      In addition, Cosi's Amended and Restated By-laws have an advance notice procedure for stockholders to bring business before an Annual Meeting of Stockholders. The advance notice procedure requires that a stockholder interested in presenting a proposal for action at the 2005 Annual Meeting of Stockholders must deliver a written notice of the proposal, together with certain specified information relating to such stockholder's stock ownership and identity, to Cosi's Secretary not earlier than December 20, 2004 nor later than January 17, 2005. However, in the event that the Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding Annual Meeting of Stockholders, notice by the stockholder, in order to be timely, must be so received not later than the close of business on the tenth day following the day on which notice of the date of the Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs.

                                       By order of the Board of Directors,



                                       By: /s/ William D. Forrest
                                          --------------------------------------
                                          Name:    William D. Forrest
                                          Title:   Executive Chairman

Dated: April 20, 2004

                                    EXHIBIT A

                                   COSI, INC.
                  AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

Status

      There shall be a committee of the Board of Directors of Cosi, Inc. (the "Corporation") to be known as the Audit Committee. The Audit Committee shall be governed by this Charter, which has been approved by the Board of Directors.

Statement of Policy

      The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Corporation and the audits of the Corporation's financial statements. In so doing, the Audit Committee shall meet at least quarterly, and more frequently as appropriate, and maintain free and open communications between the directors, the auditing firm engaged by the Corporation (the "outside auditors"), persons performing the internal audit function (the "internal auditors") and the financial management of the Corporation. The Audit Committee shall provide sufficient opportunity for the internal auditors and outside auditors to meet with the members of the Audit Committee without the members of management present. The Audit Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or outside auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall regularly make reports to the Board of Directors and make recommendations to the Board of Directors as appropriate.

      The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Audit Committee.

            Composition

      The Audit Committee shall be composed of at least three directors who are independent in accordance with the requirements of The Nasdaq Stock Market ("Nasdaq"), Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Rule 10A-3(b)(1) of the Exchange Act. No Audit Committee member shall have participated in the preparation of the financial statements of the Corporation or any of its subsidiaries at any time during the past three years.

      Each member of the Audit Committee shall have the ability to read and understand the Corporation's financial statements, including its balance sheet, income statement and cash flow statement. In addition, at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

      At least one member of the Audit Committee shall, in the judgment of the Board of Directors, be an "audit committee financial expert" in accordance with
Item 401(h)(2) of Regulation S-K.

Responsibilities

      The Audit Committee's role is one of oversight. Management of the Corporation and the outside auditors have more detailed information about the Corporation as the result of their responsibilities in preparing the Corporation's financial statements and performing audits thereon. As such, the Audit Committee is not providing expert or special assurances as to the Corporation's financial statements or the outside auditor's professional review, but is responsible for providing oversight of these functions. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to assure the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with regulatory requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

      o Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation. The outside auditor shall directly report to the Audit Committee.

      o Ensure the receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the Corporation, consistent with Independence Standards Board Standard No. 1, and actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full Board of Directors take, appropriate action to oversee the independence of the outside auditor.

      o Review and preapprove all auditing and non-audit services provided to the Corporation by the outside auditor, other than as may be allowed by applicable law. The Audit Committee may delegate to one or more designated Audit Committee members the authority to grant the preapprovals required by the foregoing sentence. The decision of any Audit Committee member to whom authority is delegated hereunder shall be presented to the Audit Committee at each of its scheduled meetings. Preapproval authority may not be delegated to management.

      o Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by the Corporation's employees of concerns regarding questionable accounting or auditing matters.

      o Review and discuss timely reports from the outside auditor regarding: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments within GAAP for policies and procedures related to material items that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditor and (iii) other material written communications between the outside auditor and management, such as any management letter or schedule of unadjusted differences.

      o Determine, and the Corporation shall provide, the appropriate funding for the payment of (i) compensation to any outside auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation; (ii) compensation to any advisers employed by the Audit Committee and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

      o On a quarterly basis, review and discuss with the registered public accounting firm, management (including the Corporation's Chief Executive Officer and Chief Financial Officer) and the Corporation's internal auditor, as appropriate, the following:

                  (a) the principal executive officer and principal financial officer certifications required to be made in connection with the Corporation's periodic reports under the Securities Exchange Act of 1934, as amended, and the Sarbanes-Oxley Act of 2002;

                  (b) all significant deficiencies in the design or operation of internal controls over financial reporting which could adversely affect the Corporation's ability to record, process, summarize and report financial data, including any material weaknesses in internal controls over financial reporting identified by the Corporation's registered public accounting firm;

                  (c) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal controls over financial reporting and

                  (d) any significant changes in internal controls over financial reporting or in other factors that could significantly affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

      o Annually, obtain a written report from management on the effectiveness of internal controls over financial reporting, including controls over financial reporting designed to prevent or mitigate financial statement fraud, and review the effectiveness of internal controls over financial reporting with management, the Corporation's internal auditor and registered public accounting firm.

      o Discuss the Corporation's policies for financial risk assessment and management, including accounting and audit-related exposure, and the steps management has taken to monitor and control such exposures. The Audit Committee shall discuss guidelines to govern the policies by which financial risk assessment and management is undertaken.

      o Review the annual audited financial statements with management, including major issues, if any, regarding accounting principles.

      o Evaluate whether it is appropriate to adopt a policy of rotating outside auditors on a regular basis.

      o Review and approve the appointment or change of the Corporation's Director of Internal Audit (however titled, the "internal auditor") and review with the internal auditor:

                  (a) the scope of the annual internal audit plan and the results of completed internal audits and

                  (b) any comments the internal auditor may have on (i) major issues related to the Corporation's internal controls, financial reporting or internal audit activities;
                  (ii) restrictions, if any, imposed thereon; (iii) management's response with respect thereto and (iv) any material disagreements with respect thereto.

      o Meet with the outside auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized. At the conclusion of each such audit, discuss with the auditors the matters required to be discussed by Statement on Auditing Standards No. 61, including any comments or recommendations of the outside auditors, and including assurance that no matter has arisen with respect to
            Section 10A of the Securities Exchange Act of 1934.

      o Review with the outside auditors, the internal auditors and financial and accounting personnel: (i) significant financial reporting issues and judgements made in connection with the preparation of the Corporation's financial statements; and (ii) the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

      o Review and discuss with the outside auditor any transaction involving the Corporation and any related party and any transaction involving the Corporation and any other party in which the parties' relationship could enable the negotiation of terms on other than an independent, arms'-length basis.

      o Discuss with the outside auditor any item not reported as a contingent liability or loss in the Corporation's financial statements as a result of a determination that such item does not satisfy a materiality threshold. Review with the outside auditor the quantitative and qualitative analysis applied in connection with such assessment of materiality, including, without limitation, the consistency of such assessment with the requirements of SEC Staff Accounting Bulletin No 99.

      o Review the internal audit function of the Corporation, including the independence and authority of reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the outside auditors.

      o Receive prior to each meeting at which the subject is discussed, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

      o Review annually with financial management and the Corporation's outside auditors, the Corporation's accounting policies in light of the Corporation's current operations, generally accepted accounting principles and Securities and Exchange Commission ("SEC") rules and regulations.

      o Ensure review of the Corporation's interim financial information by the Corporation's outside auditors in accordance with applicable generally accepted auditing standards prior to the inclusion of such information on SEC Form 10-Q.

      o Review with management and the outside auditors the Corporation's year-end audited financial statements to determine whether to recommend to the Board of Directors that the Corporation's audited financial statements shall be included in its SEC Form 10-K.

      o     Review earnings releases issued by the Corporation.

      o Prepare with assistance of management, the outside auditors and, where appropriate, legal counsel, the Audit Committee Report for inclusion in the Corporation's annual proxy statement in accordance with applicable SEC regulations.

      o Ensure compliance with the written confirmation required by NASD rules regarding the Audit Committee Charter and Audit Committee members.

      o Discuss periodically with management and the Corporation's legal counsel the Corporation's Code of Conduct and, as appropriate, the compliance of the Corporation's subsidiaries and employees with the Code of Conduct and applicable legal requirements.

      o Review the Audit Committee Charter annually and recommend any changes to the Board of Directors for their approval.

      o Ensure that a copy of this charter is included in the Corporation's annual proxy statement at least once every three years.

            Additional Responsibilities

      o The Audit Committee shall also serve as the Qualified Legal Compliance Committee ("QLCC"), as such term is defined by the Securities and Exchange Commission in 17 CFR 205, and perform the duties set forth on Attachment 1 to this Charter.

                                                                    Attachment 1

                  Qualified Legal Compliance Committee ("QLCC")
                           DUTIES AND RESPONSIBILITIES

      The QLCC has the authority and responsibility to:

1. Adopt written procedures for the confidential receipt, retention and treatment of any report of evidence of a material violation of any applicable United States federal or state securities law, a material breach of fiduciary duty arising under United States federal or state law or a similar material violation of any United States federal or state law ("Material Violation");

2. Inform the Corporation's chief legal officer and chief executive officer (or the equivalents thereof) of any report of evidence of a Material Violation, except if the QLCC believes that to do so would be futile;

3. Determine whether an investigation is necessary regarding any report of evidence of a Material Violation by the Corporation, its officers, directors, employees or agents and, if it determines an investigation is necessary or appropriate, to:

o     notify the full Board of Directors;

o initiate an investigation, which may be conducted either by the chief legal officer (or equivalent) or by outside attorneys; and

o     retain such additional expert personnel as the QLCC deems necessary;

o     If such investigation was necessary, then at the conclusion, to:

o recommend, by a majority vote, that the Corporation implement an appropriate response to evidence of a Material Violation; and

4. Inform the chief legal officer, the chief executive officer (or the equivalents thereof) and the Board of Directors of the results of any such investigation and the appropriate remedial measures to be adopted; and

5. By majority vote, to take all other appropriate action, including notifying the authority to notify the Securities and Exchange Commission in the event that the Corporation fails in any material respect to implement an appropriate response that the QLCC has recommended.

                                    EXHIBIT B

                                   COSI, INC.

                         COMPENSATION COMMITTEE CHARTER

Purpose

The Compensation Committee shall be appointed by the Board of Directors (the "Board") and shall have overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company.

Membership

The Compensation Committee shall consist of no fewer than two members. A person may serve on the Executive Compensation Committee only if he or she (i) is a "Non-employee Director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), (ii) satisfies the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code and (iii) meets the independence requirements of Rule 4200(a)(15) of the National Association of Security Dealers ("NASD") and of the Sarbanes-Oxley Act of 2002.

The members of the Compensation Committee shall be appointed by the Board on the recommendation of the Nominating/Corporate Governance Committee. Compensation Committee members may be replaced by the Board.

Authority and Responsibilities

1. The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, Executive Chairman, CEO or senior executive compensation and shall have sole authority to approve the consultant's fees and other retention terms. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

2. The Compensation Committee shall annually review and approve corporate goals and objectives relevant to Executive Chairman and CEO compensation, evaluate the Executive Chairman's and CEO's performance in light of those goals and objectives, and recommend to the Board the Executive Chairman's and CEO's compensation levels based on this evaluation. In determining the long-term incentive component of Executive Chairman and CEO compensation, the Compensation Committee will consider the Company's performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Executive Chairman and CEO in past years.

3. The Compensation Committee shall annually review and make recommendations to the Board with respect to the compensation of all directors, officers and other key executives, including incentive-compensation plans and equity based plans.

4. The Compensation Committee shall annually review and approve, for the Executive Chairman, CEO and the senior executives of the Company, (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits.

5. The Compensation Committee shall determine the shares, options and other awards under the Company's stock incentive plans.

6. The Compensation Committee may form and delegate authority to subcommittees when appropriate.

7. The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Compensation Committee shall annually review its own performance.

Meetings

The Compensation Committee shall meet as often as its members deem necessary to fulfill its responsibilities.

Reports

1.    The Compensation Committee shall make regular reports to the Board.

2. The Compensation Committee shall produce an annual report on executive compensation for inclusion in the Company's proxy statement.

                                    EXHIBIT C

                                   COSI, INC.
                NOMINATING/CORPORATE GOVERNANCE COMMITTEE CHARTER

      Status

      There shall be a committee of the Board of Directors of Cosi, Inc. (the "Corporation") to be known as the Nominating/Corporate Governance Committee (the "Committee"). The Committee shall be governed by this Charter.

      Membership

      The Committee shall consist of at least two members of the Board of Directors (the "Board"). Each member shall be independent in accordance with the requirements of the National Association of Security Dealers ("NASD"), subject to any NASD exceptions.

      Members of the Committee shall be appointed by the Board of Directors and may be removed by the Board in its discretion. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided any such subcommittee is composed entirely of independent directors as defined under the listing standards of the NASD.

      Meetings

      The Committee shall meet as often as its members deem necessary to perform the Committee's responsibilities. The Committee may meet in person or telephonically and at such times and places as the Committee shall determine. The Committee shall make regular reports to the Board regarding corporate governance matters and the activities of the Committee.

PURPOSE AND RESPONSIBILITIES

      The Committee is responsible for considering and making recommendations to the Board of Directors concerning the appropriate size, functions and needs of the Board of Directors. These responsibilities include:

      o Establish the criteria and qualifications for membership on the Board and ensure the disclosure of such criteria and qualifications in the Corporation's proxy statement.

      o     Identify and recruit individuals qualified to become Board members.

      o Conduct the appropriate and necessary inquiries into the backgrounds and qualifications of possible Board candidates.

      o Evaluate the suitability of potential nominees, taking into consideration the criteria and qualifications established by the Committee in the Board of Director Candidate Guidelines.

      o     Recommend the director nominees for approval by the Board.

      o Review the direct and indirect relationships of members of the Board with the Company or its management and assist the Board with its determination of the independence of its members.

      o Establish a policy regarding the consideration of any director candidates nominated by stockholders, including the procedures that stockholders will need to follow to submit their recommendations and whether nominees recommended by stockholders will be evaluated differently. This policy must be disclosed in the Corporation's proxy statement.

      o     Review the candidates recommended by the stockholders.

      o Prepare a report each year concerning its compliance with this charter for inclusion in the Corporation's proxy statement.

            The Committee's additional functions are:

            to consider questions of possible conflicts of interest of Board members and of the Company's senior executives;

            to monitor and recommend the functions of the various committees of the Board;

            to oversee the evaluation of the Board and its committees;

            to recommend members of the various committees of the Board;

            to advise on changes in Board compensation;

            to make recommendations on the structure of Board meetings;

            to recommend matters for consideration by the Board;

            to consider matters of corporate governance and to develop and recommend to the Board a set of Corporate Governance Principles applicable to the Company, and review and assess the adequacy of such guidelines annually and recommend to the Board any changes deemed appropriate;

            to review and recommend to the Board retirement and other tenure policies for directors;

            to review the functions of the Company's senior executives and to make recommendations on changes;

            to review the outside activities of the Board and the Company's senior executives and such persons' membership on outside boards of directors;

            to review periodically with the Chairman and the Chief Executive
                  Officer of the Company the succession plans relating to positions held by elected corporate officers and other senior executives, and to approve the selection of individuals to occupy these positions; and
            to perform any other activities consistent with this Charter, the
                  Company's by-laws and governing law as the Committee or the Board deems appropriate.

      Nominations by Stockholders

      Director candidates may be recommended to the Committee by stockholders who meet the minimum eligibility requirements specified in Rule 14a-8 of the Securities and Exchange Act of 1934, as amended. Stockholders who wish to recommend candidates to the Committee must submit such recommendations within the timeframe established in Rule 14a-8 for submitting a stockholder proposal and must include: (i) evidence in accordance with Rule 14a-8 of compliance with the stockholder eligibility requirements; (ii) the written consent of the candidate(s) for nomination as a director; (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director and (iv) all information regarding the candidate(s) and the security holder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board. The Committee will consider nominating stockholder-recommended candidates who satisfy the criteria established in the Board of Director Candidate Guidelines.

      Performance Evaluation

      The Committee shall conduct an annual performance evaluation of itself.

      Committee Resources

      The Committee shall have the authority to obtain advice and assistance from internal or external legal, accounting, financial or other advisors. The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such search firm's fees and other terms of retention. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any consulting firm or other advisors employed by the Committee.

      Committee Charter Review

      The Committee shall review at least annually the adequacy of this Charter and recommend any changes to the Board for approval.

                                    EXHIBIT D

                                   COSI, INC.
                     BOARD OF DIRECTOR CANDIDATE GUIDELINES

      The Nominating/Corporate Governance Committee of Cosi, Inc. ("Corporation") identifies, evaluates and recommends candidates to become members of the Board of Directors ("Board") with the goal of creating a balance of knowledge, experience and diversity. Stockholders may also recommend candidates to the Nominating/Corporate Governance in accordance with the procedure set forth in the Nominating/Corporate Governance Committee Charter. Candidates are reviewed in the context of current composition of the Board, the operating requirements of the Corporation and the long-term interests of the Corporation's stockholders and are evaluated for their character, judgment, business experience and acumen. In conducting this assessment, the Committee will consider and evaluate director-candidates based upon the following factors:

      o Candidates must be independent pursuant to the requirements of the National Association of Security Dealers ("NASD").

      o     Candidates should be at least 21 years of age.

      o Candidates should be accomplished in their respective fields and have reputations, both personal and professional, that are consistent with the image and reputation of the Corporation.

      o Candidates should be ethical individuals of proven judgment and competence, possessing professional experience and skills that are complementary to the needs of the Corporation.

      o Candidates should have the ability to read and understand basic financial statements. The Nominating/Governance Committee will also determine if any of the candidates satisfy the criteria for being an "audit committee financial expert," as defined by the Securities and Exchange Commission.

      o Candidates should have knowledge of the Corporation and issues affecting the Corporation.

      o     Candidates should be committed to enhancing stockholder value.

      o Candidates should understand, or have the capacity to understand, fully the legal responsibilities of a director and the governance processes of a public company.

      o Candidates should have demonstrated the ability and be willing to apply sound, objective and independent business judgment, and to assume broad, fiduciary responsibility.

      o Candidates should have, and be willing to devote sufficient time to fulfill their obligations to the Corporation and its stockholders.

      o Candidates should not have any prohibitive interlocking relationships or conflicts of interest.

      o Candidates should be able to develop a good working relationship with other Board members and contribute to the Board's working relationship with the senior management of the Corporation.

                                    EXHIBIT E

                                   COSI, INC.
                   NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN
                            (As Amended and Restated)

                                    ARTICLE 1

                                    The Plan

      1.1. Name. The name of this Plan is the Cosi, Inc. Non-Employee Directors Stock Incentive Plan.

      1.2 Purpose and Scope. (a) The purposes of the Plan are to (i) attract able individuals to serve as Directors, (ii) encourage ownership of the Company's common stock by Directors of the Company, and (iii) promote the Company's business success by creating a long-term mutuality of interests between the Directors and the Company's shareholders.

            (b) The Plan provides for the granting of Nonqualified Stock Options, SARs and Stock Awards to non-employee Directors of the Company.

      1.3 Effective Date of Plan. This Plan is effective May 17, 2004.

      1.4 Term of the Plan. The Plan shall be effective to May 17, 2014, provided that any options, or SARs granted under the Plan prior to May 17, 2014 shall continue to be exercisable in accordance with the terms of the applicable grant agreement option that date.

                                    ARTICLE 2
                                   Definitions

      Capitalized terms in this Plan shall have the following meanings (unless the context plainly requires that a different meaning apply):

      2.1 Board. The Board of Directors of the Company.

      2.2 Code. The Internal Revenue Code of 1986, as amended from time to time, or any replacement legislation.

      2.3 Common Stock. The common stock of Cosi, Inc., per value $0.01 per share.

      2.4 Company. Cosi, Inc., a Delaware Corporation, and any successor to such corporation, whether by merger, consolidation, liquidation or otherwise.

      2.5 Director. Any duly elected member of the Board.

      2.6 Disability. Permanent and total disability within the meaning of
Section 22(c)(3) of the Code.

      2.7 Exchange Act. The Securities Exchange Act of 1934, as amended from time to time, or any replacement legislation.

      2.8 Fair Market Value. With respect to any day, the last reported sale price of a share of Common Stock during the normal trading session on such day on the Nasdaq National Market ("NASDAQ") or nationally recognized securities exchange on which the stock is listed. If the stock is not listed on a generally recognized securities exchange or NASDAQ, Fair Market Value shall be determined by the Board in good faith, using such criteria as the Board may, in its sole discretion, deem appropriate.

      2.9 Nonqualified Stock Option. A stock option which is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

      2.10 Optioned Shares. Those Shares subject to a stock option granted pursuant to this Plan.

      2.11 Grantee. A Director who has received a stock option, Stock Award or SAR pursuant to this Plan.

      2.12 Plan. The Cosi, Inc. Non-Employee Directors Stock Incentive Plan, as amended from time to time.

      2.13 Share. One share of the Company's Common Stock, as adjusted in accordance with Section 5.5 of this Plan.

      2.14 SAR. A stock appreciation right which entitles the holder upon exercise of that right to the product of (a) the excess of the Fair Market Value of one Share on the date of exercise over the price per share established by Board (in its sole discretion) for the grant and (b) the number of Shares subject to the grant, payable in either Shares, cash or a combination of the two, as provided in Section 5.4(b).

      2.15 Stock Award. A grant of Common Stock to a Director under this Plan.

                                    ARTICLE 3
                               Plan Administration

      3.1 Administration. (a) The Plan shall be administered by the Board. The Board shall have full discretion to administer and interpret the Plan and to adopt such rules, regulations, and procedures as it deems necessary or advisable.

            (b) Records shall be kept of any actions taken by the Board. A majority of the Board shall constitute a quorum at any meeting. Any acts approved either (1) by all the members present at any meeting at which there is a quorum or (2) in writing by all members of the Board, shall be deemed to be acts of the Board for purposes of this Plan.

            (c) The Board may delegate any or all of its powers and duties hereunder to one or more committees consisting of such members of the Board as it may designate. The interpretation of, and all actions taken under, the Plan by the Board or its delegate shall be final, binding, and conclusive on all interested parties, including the Company, its shareholders, and any current or former Director. The Board may, as to questions of accounting, rely conclusively upon any determinations made by independent public accountants of the Company.

                                    ARTICLE 4
                             Eligibility For Grants

      4.1 Eligibility and Terms of Grants. The Board shall have full discretionary authority to determine the non-employee Directors eligible to receive a stock option or SAR, the time or times at which the Optioned Shares may be purchased or SARs may be exercised, and whether all of the options or SARs may be exercised at one time or in increments.

      4.2 Granting of Options. (a) The granting of any option or SAR shall be entirely in the discretion of the Board and nothing in the Plan shall be construed as giving non-employee Directors the right to participate under this Plan or to receive any option or right under it.

            (b) The Board may, in its sole discretion, accept the cancellation of outstanding stock options or SARs in return for the grant of new stock options or SARs for the same or different number and at the same or different option price.

      4.3 Granting of Shares of Common Stock. (a) Each Director shall receive automatic and non-discretionary grants of stock ("Stock Awards") on the terms and conditions set forth under the Plan. Each Director receiving a Stock Award shall enter into an agreement (a "Stock Agreement") in such form as the Board or a duly authorized committee of the Board (the "Committee") shall determine to be consistent with the provisions of the Plan and which may contain additional terms and conditions relating to the Stock Awards. In the event of any inconsistency between the provisions of the Plan and any Stock Agreement, the provisions of the Plan shall govern.

      (b) The Committee shall have no authority, discretion or power to
(i) select the Directors who will receive Stock Awards, or (ii) determine the terms of the Stock Awards to be granted pursuant to the Plan, the number of shares of Common Stock to be issued thereunder or the time at which such Stock Awards are to be granted.

      (c) On the date of each annual meeting of the Company's stockholders, each Director shall receive a number of shares of Stock equal to (i) $25,000 divided by (ii) the market price of the Company's common stock as of the date of grant. All shares of common stock granted hereunder shall vest upon issuance. No further grants will be made pursuant to this Plan after May 17, 2014.

      (d) Certificates issued pursuant to Stock Awards shall be registered in the name of the recipient Director.

                                    ARTICLE 5
                               General Provisions

      5.1 Stock Subject to Plan. Subject to the provisions of Section 5.5, the maximum number of Shares which may be issued pursuant to a Stock Award or issued and used in payment of exercised SARs or for which options may be granted pursuant to this Plan is 250,000. Shares subject to any unexercised option granted under this Plan which has expired or terminated shall again become available under this Plan. The Shares which may be issued or delivered under the Plan may, as determined by the Board from time to time in its sole discretion, be authorized but unissued shares, reacquired shares or both.

      5.2 Term and Expiration of Options and SARS. Each option or SAR, granted under this Plan shall be in writing, shall be subject to such amendment or modification from time to time as the Board shall deem necessary or appropriate to comply with or take advantage of applicable laws or regulations, and each Option or SAR shall, in addition to such other terms as the Board may include, provide:

            (a) that, subject to Section 5.2(b), the option or SAR, may be exercised only by the Grantee or Grantee's personal representative;

            (b) that no option or SAR shall be transferable by the Grantee or by operation of law other than by will of, or by the laws of descent and distribution applicable to, a deceased Grantee and that the option or SAR and any and all rights granted to the Grantee thereunder and not previously exercised shall automatically terminate and expire upon any sale, transfer, or hypothecation or any attempted sale, transfer, or hypothecation of such rights or upon the bankruptcy or insolvency of the Grantee or Grantee's estate:

            (c) that subject to the foregoing provisions, an option or SAR may be exercised at different times for portions of the total number of Shares which have vested, provided that no option or SAR may be exercised for a fraction of a Share;

            (d) that no Grantee shall have the right to receive any dividend on or to vote or exercise any right in respect to any Shares unless and until the certificates for such Shares have been issued to such Grantee;

            (e) that the option or SAR shall expire at the earliest of the following:

                  (1) the date specified in the agreement;

                  (2) three (3) months after the Grantee ceases to be a
            Director;

                  (3) upon the removal of the Grantee as a member of the Board for dishonesty, gross negligence, willful misconduct, or conduct that adversely affects the interests of the Company (or any affiliate) as determined by the Company's shareholders; or

                  (4) twelve (12) months after the Grantee's death or
            Disability.

            (f) that, to the extent an option provides for the vesting thereof in increments, such vesting shall cease as of the date the Grantee ceases to be a Director or the date of the Grantee's death or Disability.

      5.3 Notice of Intent to Exercise Option or SAR. An option or SAR granted under the Plan may be exercised in whole or in part by notifying the Company (or its designee) in the manner and upon the terms as may be provided in the Grantee's agreement.

      5.4 Exercise of Option or SAR. (a) Upon receipt by the Company (or its designee) of the notice provided in Section 5.3, an option shall be deemed to be exercised as to the number of Shares specified in such notice and Shares in that amount shall be issued to the Grantee upon payment to the Company of the amount specified in Section 6.2. Payment of the option purchase price shall be made in cash (or cash equivalent) in United States dollars, and may be done in accordance with any procedures for a "cashless exercise" established by the Company or permitted under the Grantee's agreement.

            (b) Upon receipt by the Company (or its designee) of the notice provided in Section 5.3 of the exercise of a SAR, the SAR shall deemed to be exercised as to the number of Shares specified in the notice and the Company shall (as it may determine in its sole discretion) issue to the Grantee either
(1) Shares based on the Fair Market Value on the date of payment (with any fractional Shares to be paid in cash), (2) cash or (3) a combination of Shares and cash, equal in value (in United States dollars) to the amount payable under the SAR. Any cash payment to be made by the Company under this Section may, as determined by the Company in its sole discretion, be payable in installments over a period of no more than 6 months.

      5.5 Recapitalization. Subject to any required action by the shareholders of the Company, the aggregate number of Shares for which options and Stock Awards may be granted hereunder, the number of Shares covered by any outstanding option or SAR, and the price per Share thereof under each such option or SAR shall be proportionately adjusted for the following: (a) Any dividend or other distribution declared as to Common Stock which is payable in Shares: and (b) an increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or reverse split of shares, recapitalization or other capital adjustment. All fractional Shares or other securities which result from such an adjustment shall be eliminated and not carried forward to any subsequent adjustment.

      5.6 Rights of Grantee in Event of Merger, Consolidation, Acquisition of Majority Voting Control, Sale of Assets, Dissolution or Change in Board Membership. (a) Notwithstanding anything in this Plan to the contrary, the Grantee may exercise any unexpired options or SARs in the following circumstances:

                  (1) The Grantee may conditionally purchase any or all Optioned Shares or exercise any or all SARs during the period commencing twenty-seven (27) days and ending seven (7) days prior to the scheduled effective date of a merger or consolidation (as such effective date may be delayed from time to time) wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among the Company and other corporations related to or affiliated with the Company;

                  (2) the Grantee may conditionally purchase any or all Optioned Shares or exercise any or all SARs during the period commencing twenty-seven (27) days and ending seven (7) days prior to the scheduled effective date of the acquisition of more than fifty percent (50%) of the combined voting power of the Company's then outstanding voting stock by any person or entity (other than the Company or other corporations related to or affiliated with the Company);

                  (3) the Grantee may conditionally purchase any or all Optioned Shares or exercise any or all SARs during the period commencing on the date the shareholders of the Company approve a sale of substantially all the assets of the Company and ending seven (7) days prior to the scheduled closing date of such sale (as such closing date may be delayed from time to time);

                  (4) the Grantee may conditionally purchase any or all Optioned Shares or exercise any or all SARs during the period commencing the date the shareholders of the Company approve the dissolution of the Company and ending seven (7) days prior to the date of filing its Articles of Dissolution; and

                  (5) the Grantee may conditionally purchase any or all Optioned Shares or exercise any or all SARs during the period commencing twenty-seven (27) days and ending seven (7) days prior to the date the individuals who, as of the date of the grant, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, that if the election, or nomination for election, of a mew director was approved by a vote of at least two-thirds of the then Incumbent Board, such new director shall, for purposes of this Agreement, be considered to be a member of the Incumbent Board.

            (b) If an event described in Subsection (a)(1) through (a)(4) above, once commenced, is canceled or revoked, the conditional purchase of Shares or exercise of SARs under this Section which are not otherwise exercisable at the time of said cancellation or revocation (but for the operation of this Section), shall be rescinded. With the respect to all other Shares conditionally purchased or SARs, the Grantee may elect to rescind such purchase or exercise.

            (c) Upon the occurrence of event described in Subsections (a)(1) through (a)(4) above, and the Grantee has not conditionally purchased all Optioned Shares or exercise all SARs, all unexercised options and SARs shall terminate on the effective, termination, closing, or filing date, as the case may be.

            (d) If the Company shall be the surviving corporation in any merger or is a party to a merger or consolidation which is between or among the Company and other corporations related to or affiliated with the Company, any option or SAR granted hereunder shall pertain and apply to the securities to which a holder of the number of Shares subject to the option or SAR would have been entitled.

            (e) Nothing herein shall allow a Grantee to exercise an option or SAR which has expired.

      5.7 Withdrawal. A Grantee may at any time elect in writing to abandon an option or SAR with respect to the number of Shares as to which the option or SAR shall not have been exercised.

      5.8 Compliance with Applicable Laws and Articles of Incorporation. (a) The Company shall have the right to place appropriate legends upon the certificate for any Shares issued pursuant to this Plan and take such other acts as it may deem necessary or appropriate to ensure that the issuance of Optioned Shares or Stock Awards or the exercise of a SAR complies with applicable provisions of state and federal securities laws.

            (b) The Company shall not be obligated to issue Shares under any option or in payment of any SAR granted under this Plan that would violate any law. Each Grantee may be required to make representations, enter into restrictive agreements, or take such other actions as may be deemed necessary or appropriate by the Company to ensure compliance with applicable law and the Company's Articles of Incorporation and By-laws.

                                    Article 6
                      Rules for Nonqualified Stock Options

      6.1 Option Price. The purchase price of Shares subject to a Nonqualified Stock Option shall be determined by the Board at the time the option is granted; provided, that the purchase price shall not be less than 85% of the Fair Market Value of such Shares on the date of the grant.

      6.2 Payment Upon Exercise of Option. The amount to be paid by the Grantee upon exercise of a Nonqualified Stock Option shall be the full purchase price for the Shares involved provided in the option agreement, together with the amount of any required federal, state, and local tax withholding (as determined by the Company in its sole discretion). The Company may, in its sole discretion, permit a Grantee to elect to pay the required tax withholding by having the Company withhold Shares having a Fair Market Value at the time of exercise equal to the amount required to be withheld. An election by a Grantee to have shares withheld for this purpose will (together with such additional restrictions as the Company may impose) be subject to the following:

            (a) If a Grantee has received multiple option grants, a separate election must be made for each grant;

            (b) The election must be made prior to the date the option is exercised;

            (c) The election shall be irrevocable; and

            (d) The election may be rejected by the Company.

                                    Article 7
                            Amendment and Termination

      7.1 Amendment. (a) The Board shall have the right to amend the Plan, in any non-material manner, at any time and from time to time; provided, that no such amendment of the Plan shall, without stockholder approval, be effective if stockholder approval of the amendment is required at such time in order to qualify for any available exemption from Section 16 of the Exchange Act or by any other applicable law, regulation, rule of order ,or the rules and regulations of any applicable securities exchange.

            (b) No amendment may be made that would cause stock options or SARs under the Plan not to qualify for exemption under Section 16.

            (c) No amendment of the Plan shall, without the written consent of the holder of a stock option or SAR awarded under the Plan prior to the date of the amendment or termination adversely affect the rights of such holder with respect to such option or SAR (except to the extent necessary to comply with applicable law, regulation, rule or order).

            (d) Notwithstanding anything herein or in any stock option agreement to the contrary, the Board shall have the power to amend the Plan, subject to the rules and regulations of any applicable securities exchange, in any manner deemed necessary or advisable for stock options, Stock Awards or SARs granted under the Plan to qualify for any exemption provided under Section 16 and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding stock options previously granted under the Plan. In the event of such an amendment to the Plan, the holder of any stock option or SAR outstanding under the Plan shall, upon request of the Board and as a condition for exercising of such option or SAR, execute a conforming amendment in the form prescribed by the Board to the stock option or SAR agreement within such reasonable period of time as the Board shall specify in such request.

      7.2 Termination. The Board shall have the right to terminate the Plan at any time; provided, that no such termination shall terminate any outstanding stock option or SAR previously granted under the Plan or adversely affect the rights of such holder without his or her written consent. No new options or SARs may be granted on or after the date the Plan is terminated.

                                    Article 8
                                  Miscellaneous

      8.1 Registration, listing and Qualification of Shares. Each option shall be subject to the requirement that if at any time the Board shall determine that the registration, listing, or qualification of the Shares covered thereby upon any securities exchange or under any foreign, federal, state, or local law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of Shares thereunder, no such option may be exercised unless and until such registration, listing, qualification, consent, or approval shall have been effected or obtained free of any condition not reasonably acceptable to the Company. Any person exercising an option shall make such representations and agreements and furnish such information as the Board or the Company may request to assure compliance with the foregoing or any other applicable legal requirements.

      8.2 No Rights To Continue as a Director; No Restrictions. Neither this Plan nor any action taken hereunder shall be construed as giving any Director the right to continue as a Director. Nothing in this Plan shall restrict the Company's rights to adopt other option plans pertaining to any or all Directors covered under this Plan or other Directors not covered under this Plan.

      8.3 Costs And Expenses. Except as provided herein, all costs and expenses of administering the Plan shall be paid by the Company.

      8.4 Plan Unfunded. This Plan shall be unfunded. Except for the Board's reservation of a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any grant under the Plan.

      8.5 Government Regulations. The rights of Grantees and the obligations of the Company hereunder shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental agency.

      8.6 Proceeds From Sale of Stock. Proceeds of the purchase of Optioned Shares by an Grantee may be used by the Company for any business purpose.

      8.7 Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of New York.

      8.8 Invalidity. If any provision of the Plan shall be held invalid or unlawful for any reason, such event shall not affect or render invalid or unenforceable the remaining provisions of the Plan.

                        ANNUAL MEETING OF STOCKHOLDERS OF

                                   COSI, INC.

                                  MAY 17, 2004

                           PLEASE DATE, SIGN AND MAIL
                             YOUR PROXY CARD IN THE

                            ENVELOPE PROVIDED AS SOON
                                  AS POSSIBLE.

Please detach along perforated line and mail in the envelope provided.

-------------------------------------------------------------------------------
[    ]                                                                   [    ]
-------------------------------------------------------------------------------

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
                     DIRECTORS AND "FOR" PROPOSALS 2 AND 3.

         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

-------------------------------------------------------------------------------

1.   Election of Directors:                           NOMINEES:

[ ]  FOR ALL NOMINEES                                 [ ]  Kevin Armstrong

                                                      [ ]  Creed Ford

                                                      [ ]  Mark Demilio


[ ]  WITHHOLD AUTHORITY
     FOR ALL NOMINEES

[ ]  FOR ALL EXCEPT
     (See instructions below)

INSTRUCTION:      To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [X]

--------------------------------------------------------------------------------
                                                FOR       AGAINST      ABSTAIN
--------------------------------------------------------------------------------

2.   Ratification of Ernst & Young LLP          [ ]         [ ]           [ ]
     as external auditors.
--------------------------------------------------------------------------------

3.   Approval of the Amended and Restated       [ ]         [ ]           [ ]
     Cosi, Inc. Non-Employee Director Stock
     Incentive Plan
--------------------------------------------------------------------------------


OTHER MATTERS:

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting or any adjournment or postponement thereof.

To change the address on your account, please check the box at right       [ ]
and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

--------------------------------------------------------------------------------

Signature of Stockholder                               Date:
                        ------------------------------      --------------------

Signature of Stockholder                               Date:
                        ------------------------------      --------------------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                        ANNUAL MEETING OF STOCKHOLDERS OF

                                   COSI, INC.
                                  MAY 17, 2004

                           PLEASE DATE, SIGN AND MAIL
                             YOUR PROXY CARD IN THE

                            ENVELOPE PROVIDED AS SOON
                                  AS POSSIBLE.

                                   COSI, INC.

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 2004
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints William D. Forrest and Kevin Armstrong, and each or either of them, with full power of substitution, as his or her true and lawful agents and proxies ("Proxies") to represent the undersigned at the Annual Meeting of Stockholders of Cosi, Inc. ("Cosi") to be held at 100 Maiden Lane, New York, New York 10038 on May 17, 2004, and at any adjournments or postponements thereof, and authorizes said Proxies to vote all shares of Cosi shown on the other side of this card with all the powers the undersigned would possess if personally thereat.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NAMED NOMINEES, "FOR" THE RATIFICATION OF THE EXTERNAL AUDITORS AND "FOR" THE APPROVAL OF THE AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF COSI SOLICITING PROXIES FOR THE 2004 ANNUAL MEETING.

All previous proxies given by the undersigned to vote at the Annual Meeting or at any adjournment or postponement thereof are hereby revoked.
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)